Exhibit 10.1

[MONTCREST ENERGY, INC. LOGO]
320 Hemphill Street
Fort Worth, TX 76104
817-916-4983

June 8, 2012

Attn: Gregory Rotelli

                           JOINT DEVELOPMENT AGREEMENT

     This binding Joint Development Agreement (the "Agreement") is made and Effective this 8th day of June, 2012, (the "Effective Date") by and between MONTCREST ENERGY PROPERTIES, INC., MONTCREST ENERGY, INC., a Texas corporation, BLACK STRATA, LLC, on the one hand (hereinafter jointly referred to as "MontCrest") and INDEPENDENCE ENERGY CORPORATION, (collectively as the "Parties")

                                 I. DEFINITIONS

     As used in this Agreement, the following terms used herein are defined as follows:

     1.0 "Joint Operating Agreement" or "JOA" shall mean and refer to that certain Joint Operating Agreement attached hereto as Exhibit A, and incorporated herein as though fully set forth at length, including any JOA Exhibits attached thereto.

     1.1 "Lease or Lease(s)s" shall mean and refer to those certain Lease(s) set forth in "Exhibit B, JOA," attached hereto to the JOA and incorporated herein as though fully set forth at length, including any JOA Exhibits attached hereto,

     1.2 "Well or Wells" shall mean and refer to any oil, gas, and/or injection Well drilled, re-entered, or recompleted on any Lease(s) within the Area of Mutual Interest ("AMI") and includes without limitation any and all geological formations on, in or under the foregoing Leases, any "Well" or "Well(s)," and any "Personal Property and Incidental Rights," in, on or under the Leases as of the Effective Date.

     1.3 "Areas of Mutual Interest" ("AMI") shall mean and refer to mineral the Coleman County South Lease(s) consisting of 2,420.92 +/- acres, located in Coleman County, Texas. SEE, "Exhibit A," Legal Description of Properties", and "Exhibit B JOA," attached hereto and incorporated herein as though fully set forth at length.

     1.4 "Personal Property and Incidental Rights" shall mean all rights, titles and interests of MONTCREST in and to or derived from the following, insofar as the same are attributable to, appurtenant to, incidental to, or used for the operation of any Wells with the AMI including:

     (a) all easements, rights-of-way, permits, licenses, servitudes or other interests;

     (b) all equipment, personal property, inventory, spare parts, fixtures, pipelines, tank batteries, appurtenances, and improvements situated upon the Lease(s) and used or held for use in connection with the development or

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operation  of any Wells  located on the Lease(s) or the  production,  treatment, storage, compression, processing or transportation of oil and gas from such Wells;

     (c) all contracts, agreements, and title instruments to the extent attributable to and affecting the AMI, any Lease(s) and any Personal Property and Incidental Rights in existence pertaining to the AMI;

     d) all intellectual property, in any way related to geological formations under AMI including but not limited to seismic data, surveys, logs, reports, and geological data and information, in the possession of MONTCREST, subject to its control, or available upon MONTCREST'S request.

     1.5 "MONTCREST'S AMI Interest" shall mean and refer to MONTCREST'S mineral estate ownership, and/or authority over at least seventy-five percent (75%) of the Net Revenue Interest of the Lease(s) within the AMI and one hundred percent (100%) of the Working Interest in the Lease(s) within the AMI.

     1.6 "Working Interest" shall mean a percentage of ownership in an oil and gas Well granting its owner the right to explore, drill and produce oil and gas from a tract of property. After royalties are paid, the working interest also entitles its owner to share in production revenues with other working interest owners, based on the percentage of working interest owned.

                II. REPRESENTATIONS AND WARRANTIES AND COVENANTS

     2.1 MONTCREST represents, warrants and covenants to INDEPENDENCE that as of the Effective Date of this Agreement, that:

     (a) MONTCREST has full rights and authority over the mineral lease(s) rights, titles and interests of at least an undivided seventy-five percent (75%) Net Revenue Interest equaling a one hundred percent (100%) working interest in the AMI, without the joinder of any other person or entity.

     (b) MONTCREST has not sold or attempted to sell, or pledged, hypothecated, or encumbered, or attempted to pledge, hypothecate, or encumber, MONTCREST'S interests in the AMI, and MONTCREST has the full right to execute this Agreement, free and clear of all liens and claims, and without the consent of any third party.

     (c) MONTCREST represents that it is the owner of, or has the authority over all right, title and interest in and to the mineral estate acres which are identified in the Lease(s) set forth in "Exhibit B, JOA."

                                 III. ENGAGEMENT

     Independence Energy desires to develop hydrocarbons in, on or under certain of MontCrest's and Black Strata's interests in Coleman within the AMI identified by the Leases in the State of Texas and in consideration of the foregoing and respective representations, warranties, provisions and agreements set forth here within, Parties hereto enter into this Agreement and covenant and agree as follows:

3.1 JOINT DEVELOPMENT.

     (a) INDEPENDENCE will pay to MONTCREST at closing, Ninety Thousand Seven Hundred Eighty Four Dollars and Fifty Cents ($90,784.50) and in consideration thereof MONTCREST will assign to INDEPENDENCE, MONTCREST'S AMI Interest save and except Eighty Seven Point Five Percent (87.5%) of the Working Interests in the Lease(s) within the AMI (hereinafter "MONTCREST'S Retained Interests"). MontCrest will offer the right of first refusal for sixty days to Independence for an additional Twelve Point Five percent (12.5%).

     (b) In consideration of MONTCREST'S Retained Interests, MONTCREST will serve as Manager of the AMI under the JOA to develop hydrocarbons in, on or under the AMI in accordance with Texas' reasonable and prudent operator standard.

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     (c) MONTCREST  will be  responsible  for obtaining and engaging  geological engineering for AMI to explore and develop hydrocarbons in, on or under the AMI; however, INDEPENDENCE shall each bear the burden of the costs of all geological engineering of the AMI.

3.2 TERM.

     This Agreement shall have the same term as the JOA.

3.3. CONFIDENTIALITY.

     The parties to this Agreement acknowledge and agree to be bound by a duty of confidentiality. Except as and to the extent required by law, each Party (as applicable, the "Recipient Party") agrees that it will not disclose or use, and will direct its representatives and affiliates not to disclose or use to the detriment of the other Party (as applicable, the "Disclosing Party"), any Confidential Information (as defined below) furnished, or to be furnished by the Disclosing Party or its representatives to the Recipient Party or its representatives and affiliates at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement For purposes of this Section "Confidential Information" means any confidential and proprietary business information relating to the Disclosing Party or its businesses (including, without limitation, ideas, technical information including seismic data and/or geological information, procedures, processes, business and financial models and projections, marketing and business materials, price lists, sales catalogs, advertising literature, samples, customer lists, customer information, and trade secrets owned and/or controlled by the Disclosing Party), unless (i) such information is already known to the Recipient Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Recipient Party or its representatives, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Joint Operating Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings and public filings. Upon the written request of the Disclosing Party, the Recipient Party will promptly return to the Disclosing Party or destroy any Confidential Information in the Recipient Party's possession and certify in writing to the Disclosing Party that the Recipient Party has done so.

     (a) The Confidential Information, is not in any manner, without the prior written consent of Disclosing Party, be disclosed by Recipient Party.

     (b) Each Recipient Party shall safeguard the Confidential Information, whether provided in written, electronic, oral or any other form, as strictly confidential and proprietary, and shall not disclose the Confidential Information to any Person except as expressly permitted in this Agreement. In addition, each Recipient Party shall comply with all laws protecting the Confidential Information from unauthorized disclosure. Recipient Party shall take no action which would cause any portion of the Confidential Information which is privileged to lose such protection. Recipient Party shall implement all systems and controls necessary to ensure that it complies with this Agreement. This Section shall continue in full force and effect after termination of this Agreement for any reason.

     (c) Recipient Party will not utilize the Confidential Information in any way directly or indirectly detrimental to Disclosing Party, including without limitation making any effort to directly or indirectly lease or attempt to lease, or otherwise acquire any mineral interest acreage within a fifty mile (50) mile radius of MontCrest Project(s).

     (d) Disclosing Party may request return of the Confidential Information and upon receipt of such request the Recipient Party shall promptly retrieve all Confidential Information disseminated to any person and return to the Disclosing Party all of the Confidential Information disclosed hereunder, including all copies thereof and all written transcriptions of orally transmitted data related hereto.

     (e) Recipient Party guarantees the full performance of this Agreement and agrees to be responsible and liable for any breach of this Agreement by any of Recipient Party as defined in this Agreement.

     (f) In the event that Recipient Party becomes legally compelled to disclose any of the Confidential Information, Recipient Party agrees that Recipient Party will provide Disclosing Party with prompt notice so that Disclosing

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     Party may seek a protective order or other appropriate  remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, Recipient Party will furnish only that portion of the Confidential Information which it is advised by counsel is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information.

3.4 MUTUAL NON-CIRCUMVENTION.

     The Parties to this Agreement shall not perform any act in violation of this Agreement through any other person or entity, or through any plan, scheme, design, or subterfuge calculated to circumvent the requirements or spirit of this Agreement by technical means or otherwise. Shall any parties to this Agreement, affiliated person, related entity, direct, indirect party, agent or secondary party to this Agreement circumvent this Agreement in any matter, the responsible parties thereto shall be held liable for any damages, contingent damages, fees, income, allocation of funds or equity due under this Agreement. Any legal fees or expenses related to any litigation due to circumvention or other issues under this Agreement shall be paid by the party or related entities responsible thereof.

     No Recipient Party shall attempt to circumvent Disclosing Party in order to acquire rights to, or interests relating to the Opportunities and Corporate Events, the employees, the agents, the contractors or the key personnel of the Disclosing Party. Recipient Party therefore agrees that the Recipient Party will not directly or indirectly solicit the employees, agents, contractors or key personnel of the Disclosing Party.

3.5 NO PARTNERSHIP.

     This Agreement is not intended to create, and shall not be construed to create or constitute any relationship of partnership, limited partnership, association for profit, agency (except as otherwise expressly provided for herein), fiduciary (except as otherwise expressly provided herein), joint venture, mining partnership, mutual agency, or other relationship constituting or creating joint and/or collective liability. The relationship between the parties hereto are that of contractor and independent contractor and neither are employees, servants, agents, partners or joint venturers of the other parties.. Neither party shall be responsible for withholding, and shall not withhold, FICA or taxes of any kind from any compensation due to the other party, except as provided in the JOA. Neither MONTCREST and INDEPENDENCE nor their affiliates, employees, subcontractors, or agents shall be entitled to receive any benefits which employees of MONTCREST and INDEPENDENCE are entitled to receive and shall not be entitled to workers' compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing, or Social Security on account of their work.

     3.6 INDEMNITY. INDEPENDENCE shall indemnify and hold MONTCREST, their respective managers, members, agents and employees, harmless from any and all claims, causes of action, losses, damage, liabilities, costs and expenses, including attorney fees, arising from or related to INDEPENDENCE' investors, shareholders, officers, directors and employees in connection with INDEPENDENCE' engagement in this Joint Development Agreement and involvement in the AMI. INDEPENDENCE shall be responsible for and assume all liability for and hereby agrees to defend, this Agreement, indemnify and hold harmless MONTCREST and BLACK STRATA from and against Claims by any Third Party to the extent such Claim is caused or related to INDEPENDENCE' investors, shareholders, officers, directors and employees in connection with INDEPENDENCE' engagement in this Joint Development Agreement and involvement in the AMI.

     MONTCREST will defend title to the AMI against all claims made in connection with AMI, and agrees to defend and indemnify INDEPENDENCE, its successors and assigns, from any claim of any person of any interest of pertaining to title to the Lease(s) within the AMI arising by, through or under MONTCREST, or in any way related to MONTCREST'S ownership, possession or use of the AMI, and agrees to defend and hold INDEPENDENCE harmless, and INDEPENDENCE'S successors and assigns, from any costs, expenses (including attorney's fees and all costs of prosecuting or defending any title claim in connection with the AMI, including any claim brought by or against INDEPENDENCE, for losses and damages, arising out of or related in any manner to any such title claim.

     MONTCREST further agrees to indemnify INDEPENDENCE set forth herein-below:

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     (a) Indemnity Definitions -:

          1) "Claim" or "Claims" means, unless specifically provided otherwise, all claims (including but not limited to, those for property damage, pollution [including, without limitation, response costs, remediation costs, and damages to natural resources], bodily injury, personal injury, illness, disease, maintenance, cure, loss of parental or spousal consortium, wrongful death, loss of support, death, and wrongful termination of employment), damages, liabilities, losses, demands, liens, encumbrances, fines, penalties, causes of action of any kind (including actions in REM or in PERSONAM), obligations, costs, judgments, interest and awards (including payment of attorney's fees and costs of litigation and investigation costs) or amounts, of any kind or character (except punitive or exemplary damages), whether under judicial proceedings, administrative proceedings or otherwise, or conditions in the premises of or attributable to any person or persons or any party or parties, breach of representation or warranty (expressed or implied), under any theory of tort, contract, breach of contract, (including any Claims which arise by reason of indemnification or assumption of liability contained in other contracts entered into by Company Indemnities or Contractor Indemnities), arising in connection with this Agreement or the operations under this Agreement, including , but not limited to, Claims which arise out of or are directly or indirectly connected with equipment and/or the ownership, possession, management, manning, maintenance, supply, or operation (including, but not limited to, ingress, egress, loading and unloading operations).

          2). "INDEPENDENCE Indemnities" means INDEPENDENCE ENERGY and its officers, directors, and insurers and INDEPENDENCE and Invitees and Personnel.

          3). "MONTCREST Indemnities" means MONTCREST and BLACK STRATA, its co-venturers, if any, and its and their officers, directors, insurers and MONTCREST'S and BLACK STRATA'S Invitees and Personnel.

          4). THE TERM "REGARDLESS OF FAULT" MEANS WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING WITHOUT LIMITATION, A CLAIM CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE, GROSS, OR OTHERWISE), WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER FAULT OF ANY MEMBER OF INDEPENDENCE INDEMNITEES, MONTCREST AND BLACK STRATA , MONTCREST AND BLACK STRATA INVITEES AND/OR THIRD PARTIES, AND WHETHER OR NOT CAUSED BY A PRE-EXISTING CONDITION OR BY ANY EQUIPMENT, OWNED, OR PROVIDED BY MONTCREST AND BLACK STRATA OR MONTCREST AND BLACK STRATA INVITEES.

     (b) General - The parties agree that:

          1). The indemnity obligations contained in these Agreement include indemnification for punitive or exemplary damage under any law or otherwise;

          2). The Indemnity obligations under this Agreement are effective to the maximum extent permitted by law. If a law is applied in a jurisdiction which prohibits or limits a Party's ability to indemnify the other, then that Party's liability shall exist to the full extent allowed by the law of the relevant jurisdiction;

          3). In support of the indemnity obligations contained in Sub-sections below, MONTCREST shall provide, each for the benefit of INDEPENDENCE and INDEPENDENCE Indemnities, coverage and amounts of liability insurance which in no event shall be less than the minimum set out in Sub-sections below;

          4.) In the event MONTCREST fails to furnish a defense and indemnity as provided for herein, INDEPENDENCE shall be entitled to receive from MONTCREST, in addition to its attorneys' fees, costs, expenses and any amounts paid in judgment or settlement, all costs, expenses, and

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          attorneys'  fees  incurred  in  the  enforcement  of  this  Agreement.
          Furthermore, the prevailing Party in any litigation relating to this Agreement, other than that involving defense and indemnity which is addressed above, shall be entitled to recover its reasonable and necessary attorneys; fees and costs of litigation from the other Party; and

          5.) INDEPENDENCE will promptly notify MONTCREST after receipt of any Claim for which it may seek indemnification. Each Party also shall immediately notify the other of any occurrence in which physical injury occurs and to complete and provide the other Party with an accident report for each such occurrence.

     (c) Bodily Injury, Death, and Damage to Property of INDEPENDENCE and INDEPENDENCE Personnel:

          MONTCREST AND BLACK STRATA AGREE TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO DEFEND, THIS AGREEMENT, INDEMNIFY, AND HOLD HARMLESS INDEPENDENCE AND INDEPENDENCE INDEMNITEES AGAINST CLAIMS ARISING IN CONNECTION WITH:

          1). BODILY INJURY TO AND/OR DEATH OF MONTCREST AND BLACK STRATA PERSONNEL AND MONTCREST AND BLACK STRATA INVITEES;

          2). MONTCREST AND BLACK STRATA'S DAMAGE TO PROPERTY OF G& F AND CHESS'S PERSONNEL, AND THEIR INVITEES; ARISING IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF FAULT.

     (d) Pollution and Hazardous Materials and Substances:

          1). MONTCREST Responsibilities -MONTCREST AND BLACK STRATA AGREE TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES, TO DEFEND, THIS AGREEMENT, INDEMNIFY AND HOLD HARMLESS INDEPENDENCE INDMNITEES AGAINST CLAIMS FOR LOSSS OF OR DAMAGE TO PROPERTY ON ACCOUNT OF AN UNAUTHORIZED LEASE OR DISCHARGE (INCLUDING BUT NOT
          LIMITED TO ANY SPILLING, LEAKING, PUMPING, POURING, EMITTING, EMPTYING, INJECTING, ESCAPING, LEACHING, DUMPING, OR DISPOSING INTO THE ENVIRONMENT) OF ANY SUBSTANCE, MATERIAL, SEWERAGE, COMPOUND, MIXTURE, POLLUTANT, OR CONTAMINANT, WHICH ORIGINATES FROM OPERATIONS OF MONTCREST OR BLACK STRATA , MONTCREST AND BLACK STRATA INVITEES AND/OR THIRD PARTIES, REGARDLESS OF FAULT. MONTCREST AND BLACK STRATA AGREES TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO DEFEND, THIS TEMPORARY WORK SPACE AGREEMENT, INDEMNIFY AND HOLD HARMLESS INDEPENDENCE INDEMNITEES AGAINST CLAIMS FOR LOSS OF OR DAMAGE TO PROPERTY ON ACCOUNT OF AN UNAUTHORIZED THIS TEMPORARY WORK SPACE AGREEMENT OR DISCHARGE (INCLUDING BUT NOT LIMITED TO ANY SPILLING, LEAKING, PUMPING, POURING, EMITTING, EMPTYING, INJECTING, ESCAPING, LEACHING, DUMPING, OR DISPOSING INTO THE ENVIRONMENT) OF ANY SUBSTANCE, MATERIAL, SEWERAGE, COMPOUND, MIXTURE, POLLUTANT, OR CONTAMINANT, WHICH ORIGINATES FROM THE AMI ON THE WORK SITE, REGARDLESS OF FAULT.

     (e) Debris and Wreck Removal -MONTCREST AND BLACK STRATA AGREE TO BE RESPONSIBLE FOR AND ASSUME ALL LIABILITY FOR AND HEREBY AGREES TO DEFEND, THIS AGREEMENT, INDEMNIFY AND HOLD HARMLESS INDEPENDENCE
          INDEMNITEES FOR THE COSTS OF REMOVAL OF SUCH PROPERTY AND FROM AND AGAINST CLAIMS ARISING IN CONNECTION WITH MONTCREST OR BLACK STRATA'S OBLIGATION TO REMOVE SUCH DEBRIS OR WRECKAGE, REGARDLESS OF FAULT.

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     (f)  Liability  to Third  Parties - MONTCREST  and BLACK STRATA agree to be responsible for and assume all liability for and hereby agrees to defend, this Agreement, indemnify and hold harmless INDEPENDENCE and INDEPENDENCE Indemnitees, and MONTCREST and BLACK STRATA agree to be responsible for and assume all liability for and hereby agrees to defend, this Agreement, indemnify and hold harmless INDEPENDENCE ENERGY and INDEPENDENCE indemnitees from and against Claims by or in favor of or incurred by or sustained by any Third Party to the extent such Claim is caused by MONTCREST and BLACK STRATA, MONTCREST and BLACK STRATA invitees and/or MONTCREST and BLACK STRATA personnel.

     (g) Liability for Non-Compliance with Applicable Laws - MONTCREST and BLACK STRATA agree to be responsible for and assume all liability for and hereby agrees to defend, this Agreement, indemnify and hold harmless INDEPENDENCE ENERGY Indemnitees from and against Claims arising in connection with MONTCREST and BLACK STRATA and MONTCREST and BLACK STRATA invitees and/or MONTCREST and BLACK STRATA personnel's violation of Applicable Laws.

     (h) Insurance - As to all operations provided for in this Agreement, MONTCREST and BLACK STRATA represent, covenant and warrant that they shall carry and maintain the following minimum insurance coverage for one year from the Effective Date of this Agreement, with policy territory sufficient to cover the operations.

          1). General Liability Insurance with limits of $1,000,000 combined single limit per occurrence, including, but not limited to, coverage for public liability including bodily injury and property damage liability, personal/advertising injury, contractual liability for those liabilities assumed by the Party herein, cross liability and severability of interest, liability for removal of wreck/debris, liability for pollution and cleanup on a sudden and accidental basis, products and completed operations, protective liability/independent contractors/work sublet, and with the "care, custody, and control exclusion" deleted.

          2). Property Insurance covering MONTCREST and BLACK STRATA and MONTCREST and BLACK STRATA invitees and/or MONTCREST and BLACK STRATA personnel's machinery and equipment for its replacement value and including removal of wreck/debris coverage.

          3). Umbrella Excess Liability Insurance with limits of $3,000,000 per accident/occurrence in excess of the primary liability coverage and limits above.

                                IV. MISCELLANEOUS

     (a) Costs. Except as otherwise provided herein, each Party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and pursuing or consummating the transactions contemplated herein.

     (b) Enforceability. To the extent any provision or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

     (c) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR. PERFORMANCE IN TARRANT COUNTY, TEXAS.

     (d) Third Parties. Except as expressly set forth or referred to in this Agreement, nothing in this Agreement is intended or will be construed to confer upon or give to any party other than the Parties to this Agreement and their successors and permitted assigns, if any, any rights or remedies under or by reason of this Agreement.

     (e) Assignment. Neither this Agreement nor any rights or obligations under this Agreement may be assigned or delegated without the written consent of the other Party. Any attempted assignment or delegation in violation of the immediately preceding sentence will be void.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     (g) No Liability. No past or future action, course of conduct, or failure to act relating to the negotiation of the terms of this Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties. Under the terms of this Agreement, MONTCREST and BLACK STRATA on the one hand and INDEPENDENCE ENERGY on the other hand shall assume no liabilities or contingent liabilities for any matters related to this Agreement and shall be held harmless for any Acts of God, environmental, performance or other types of issues by the other parties.

     (h) Attorney's Fees. Except as otherwise provided herein, each Party shall be entitled to recover all of its reasonable attorneys' fees, costs and expenses incurred as a result of any breach of this Agreement by the other Party or incurred, by such Party in enforcing this Agreement.

     (i) Access to Books and Records All books and records of each Party and its affiliates that are relevant to the subject matter of this Agreement shall be made available to the other Party, during normal business hours at such Party's request, for examination or audit without charge to the other Party.

     (j) Notices: Parties executing this Agreement agree that facsimile transmission and/or electronic mail may be utilized for execution thereof. In the event notices are required to be served to any of the undersigned parties, the address below shall prevail.

          Notice to MontCrest and Black Strata will be sufficient if made or addressed to MONTCREST ENERGY, INC., Craig M. Crockett, 320 Hemphill Street, Fort Worth, Texas 76104.

          Notice to Independence Energy Corporation., Greg Rotelli, 3020 Old Ranch Parkway Suite 300 Seal Beach, California 90740.

          Each Party may change the address and Facsimile number for notice to it, by giving notice of that change in accordance with the provisions of this paragraph.

          Any notices necessary or appropriate under this Agreement shall be deemed delivered on the date of actual receipt for notice by facsimile, courier or overnight mail, or three (3) business days after being deposited with the U. S. Postal Service, properly addressed and with proper postage affixed, for delivery by registered or certified mail, return receipt requested.

     (k.) Binding Agreement: This Agreement shall be binding upon, and inure to the benefit of INDEPENDENCE ENERGY on the one hand and MONTCREST and BLACK STRATA on the other hand, and their respective representatives, successors and assigns. This Agreement shall be binding on the parties, their subsidiaries, agents, brokers, divisions, associates, employees, heirs, affiliated companies, assigns or designees.

     (l.) Cumulative Remedies: Each and all of the several rights and remedies provided for in this Agreement shall be cumulative. No one right or remedy shall be exclusive of the others or of any right or remedy allowed in law or in equity. No waiver or indulgence by either Party of any failure of either Party to keep or perform any promise or condition of this Agreement shall be a waiver of any preceding or succeeding breach of the same or any other promise or condition. No waiver by either Party of any right shall be construed as a waiver of any other right. Neither Party shall be required to give notice to enforce strict adherence to all terms of this Agreement. This Agreement is not intended to limit any rights that either Party may have under any other agreement or at law with respect to inventions, original works or authorship, trade secrets or other proprietary rights.

     (m.) Entire Agreement: This Agreement constitutes the full, entire, integrated, and complete agreement of the parties respecting the subject matter addressed herein. No force or effect shall be given to representations, promises, agreements, or understandings, written or oral, not herein contained. This Agreement may not subsequently be amended or modified except by a writing signed by both parties hereto. Except as otherwise provided herein, no change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto.

     (n.) Headings: The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

     (o.) DISPUTE RESOLUTION.

     1). Mediation. Except as otherwise provided under Section 11(c) below, no Party shall institute a proceeding in any court or administrative agency to resolve any dispute arising under this Agreement or the agreements, instruments and documents contemplated hereby between the Parties (a "Dispute") before that Party has sought to resolve the Dispute through direct negotiation with the other Party. If the Dispute is not resolved within seven (7) days after a demand for direct negotiation the Parties shall attempt to resolve the Dispute through a private, informal, non-binding dispute resolution process in which a neutral third person, the mediator, helps disputing parties to reach an agreement "Mediation"). If the Parties do not promptly agree on a mediator, either Party may request the American Arbitration Association to appoint a mediator. Upon the selection of a mediator, the mediator and the Parties shall have thirty
     (30) days to convene and attempt to resolve the Dispute. If the mediator is unable to facilitate a resolution of the Dispute within ten (10) days of such meeting, the mediator shall issue a written statement to the Parties to that effect and the aggrieved Party may then seek relief by arbitration as provided under Section 11 (b) below. Either Party may, by summary proceedings (e.g., a plea in or motion to stay further proceedings), bring any action in court to compel the mediation of any Dispute. All costs and expenses of the mediator shall be equally borne by each of the Parties. With regard to any other costs or expenses incurred as a result of the Mediation, the respective Party so incurring such costs and expenses shall be solely liable for such costs and expenses.

     2). Arbitration. Except as otherwise provided below, the Parties agree that any Dispute which the Parties are not able to resolve by Mediation will be resolved by binding arbitration to be conducted in Fort Worth, Texas pursuant to the Rules for Arbitration of Commercial Disputes of the American Arbitration Association.

     3). Injunctive Relief. Sections 11 (a) and K (b) above relating to Mediation and Arbitration shall not apply to any claim for injunctive relief; including, without limitation, claims for specific performance, a preliminary injunction, or a temporary restraining order. Such claims shall be submitted to a court of competent jurisdiction, and neither Party shall be required to post any bond or other security. If a Party chooses to pursue injunctive relief, such conduct shall not constitute a waiver of, or be deemed inconsistent with, the Mediation and Arbitration provisions set forth in this Section, 11 (c). Once the claims for injunctive relief are finally decided, any and all remaining claims shall be submitted to Mediation or Arbitration, as applicable, pursuant to this Section 11 (c) and the arbitrator shall be bound by the findings and rulings of the court on the claims for injunctive relief. Claims for injunctive relief under this Section, 11 (c) shall be heard exclusively in the federal or state courts located in Tarrant County, Texas, and the Parties expressly waive the right to any other jurisdiction that they may have as a result of their present or future domiciles or any other cause.

                    IV. JOINT REPRESENTATIONS AND WARRANTIES

     Each Party to this Agreement represents, warrants and covenants to the other Party that the Party:

(a) that each of them have obtained any required consents or approvals to the terms of this Agreement from their respective partners, officers, directors, and members, and that each of them has the full right to execute this Agreement and any assignments to effectuate the terms of this Agreement, without the consent of any other party.

(b) that each of them has full power and authority to execute and deliver to this Agreement and to perform all of their obligations under this Agreement. All of these actions have been duly authorized and are not in conflict with any provision of law or the terms of any of the Undersigned Parties' constituent documents or any agreement or undertaking to which any of the Undersigned Parties or entities is a party or by which it is bound. Upon execution and delivery, this Agreement and the other documents, and each of them, will be the valid and binding obligations of the Undersigned Parties, enforceable according to their terms.

     (c) that each of them has read this Agreement is completely informed of the facts relating to the subject matter of this Agreement and of the rights and obligations of both Parties;

     (d) that each of them enters into this Agreement voluntarily after receiving or having the opportunity to receive the advice of independent attorneys, accountants, advisors, and other counsel;

     (e) that each of them have given careful and mature thought to the making of this Agreement;

     (f) that each of them has carefully read each and every provision of this Agreement;

     (g) that each of them completely understands the provisions of this Agreement, concerning both the subject matter and the legal effect; and

     (h) states that this Agreement was signed without any coercion, any duress, or any Agreement other than those specifically set forth in this Agreement.

     (i) that if any provision of this Agreement is for any reason found to be unenforceable, all other provisions will nevertheless remain enforceable.

     (j) that the waiver of any breach of any provision of this Agreement will not waive any other breach of that or any other provision.

     (k) that this Agreement, except as it otherwise expressly provides may be amended or modified only by a written instrument signed by both Parties.

     (l) that this Agreement, except as it otherwise expressly provides, will bind and inure to the benefit of the respective legatees, devisees, heirs, executors, administrators, assigns, and successors in interest of the Parties.

     (m) that neither Party to this Agreement may claim any construction presumption with respect to the drafting of this Agreement, nor any portion thereof, and this Agreement shall not be construed against or in favor of any Party.

     (n) that a scanned image or copy of this Agreement may be used to prove-up this Agreement and each Party waives the production of the original Agreement.

     (o) that this Agreement shall require approval of all parties for any future nullification or cancellation thereof.

Effective, acknowledged, accepted, and agreed to this the 8th day of June, 2012:

MontCrest Energy, Inc.                       Independence Energy Corporation


By: /s/ Douglas E. Forrest                   By: /s/ Gregory Rotelli
   -----------------------------------          --------------------------------
Name:    Douglas E. Forrest                  Name:    Gregory Rotelli
Title:   President                           Title:   President, and CEO
Date:    June 8, 2012                        Date:    June 8, 2012

Black Strata, LLC


By: /s/ Douglas E. Forrest
   -----------------------------------
Name:    Douglas E. Forrest
Title:   President
Date:    June 8, 2012

                                   EXHIBIT "A"

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 656, Document 00000420, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Hubert Rutherford & Gerri Rutherford PO Box 174 Novice Texas 79538, Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.15 acres in the T&NO R.R. Co. Survey 13, A-654 Coleman CAD property ID R13161.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Riley Joe Goates 765 River Road Waco, Texas 76705, Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: being the Eastern 113.15 acres more or less of a 228.30 acre tract of land in Coleman County, Texas being 228.3 acres out of the East Line & Red River R.R. Company Survey No. 3 Abstract No. 851 and 1.0 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 228.30 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Hubert A. Rutherford & Gerri J. Rutherford of P.O. Box 174 in Novice Texas 79538, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS,to wit: being 160.00 acres more or less in the NW 1/4 of WE Ashley Survey, Section 14 A-1410, aka NW 1/4 Sec 14, S.P. RY Co., and being more fully described by metes and bounds in Warranty Deed Volume 720, Page 498, dated 9/24/2003 in the Deed Records of Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the effective the 1st day of February 2009 between William Fowler 2706 Hedgeway Arlington, Texas 76016, Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 124.45 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R14011.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between William Fowler 2706 Hedgeway Arlington, Texas 76016 Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 113.16 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R51416.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 363, Document 00000354, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Elda Fae Atchley aka Elda Fae McDaniel Atchley PO Box 68 Novice, Texas 79538, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.4 acres in the T&NO R.R. Co. Survey 13, A-654, Coleman CAD property ID R13159.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 368, Document 00000355, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Gary D. Holt and Stella T. Holt, 1819 FM 3114 Chifton, Texas 76634, Lessor, and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: 320 acres in the EL&RR Co. Survey 3, A-851, Coleman CAD property ID.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 373, Document 00000356, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between William Fowler 2706 Hedgeway, Arlington, Texas 76016, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 124.45 acres in the EL&RR Co. Survey 3, A-851, Coleman CAD property ID R14011, Being a 131.24 acre tract of land in Coleman County, Texas, being 125.45 acres out of the East Line & Red River R.R. Company Survey No.3, Abstract No. 851 and 5.89 acres out of the M.M. Givens Survey No.10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 131.24 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 379, Document 00000357, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009, between William Fowler, Joanie Fowler, Delain Herzog, Jannie Herzog 2706 Hedgeway Arlington Texas 76016, Lessor(s), and

Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.4 acres in the T&NO R.R. Co. Survey 13, A-654, Coleman CAD property ID R13163.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 388, Document 00000359, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009, between Kelley C. Fowler 550 HCR 3350 N. Hubbard, Texas 76648, Lessor and Black Strata, Lessee, covering the LEASED PREMISIS, to wit: 113.15 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R14009.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 388, Document 00000359, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between HUBERT RUTHERFORD etux GERRI RUTHERFORD, Rt. 1, Box 40, Tuscola, Texas 79562 Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 273.80 acre tract of land in Coleman County, Texas, being 167.65 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640 and 106.15 acres Out of the Block 1 of the Subdivision of the R.M. Wellborn Subdivision of Section No. 13, of the T.&N.O.R.R. Co. Survey, Abstract No. 654, also being out of the D.M. Hankins 1435.25 acre tract and said
273.80 acre tract No. 4 of land, SAVE and EXCEPT the 106.15 acre tract out of the T.&N.O.RR.Co. Survey 13, Abstract 654 described more fully in Deed Volume 82 Page 596 Deed Records, Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between William G. Fowler, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 5.89 acre tract out of a 131.24 acre tract of land in Coleman County, Texas being 125.45 acres out of the East Line & Red River R.R. Company Survey No.3, Abstract No. 851 and 5.89 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 131.24 acre tract; SAVE AND EXCEPT a 125.45 acre tract out of the East Line & Red River R.R. Company Survey N. 10, Abstract No. 851.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Gerri J. Rutherford of P.O. Box 174 in Novice Texas, 79538, Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: being 109.72 acres more or less in the SE 1/4 of
Section 25, Block 2 of the T&N.O.R.R. CO. survey and being more fully described by metes and bounds in Deed Volume 450, Page 582, dated 11/24/1971 & Volume 623, Page 556 in the Deed Records of Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Martha Smart Bennett 6866 W. Remuda Arizona 83583, Lessor and Black Strata LLC, covering the LEASED PREMISIS, to wit: 160 total acres Abstract A-865 T.H. Lydston Survey 119 Coleman County, Texas. This LEASED PREMISIS is further described by metes and bounds as follows:

That certain "Oil, Gas And Mineral Lease" recorded at Book at Book OR, Volume 6, Page 288, Document 00000812, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between William G. Fowler, Kelly Fowler, and Danny Fowler, Lessor(s) and Black Strata, LLC, Lessee, covering the LEASED PREMISIS,to wit: being a 139.21 acre tract of land in Coleman County, Texas, being out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract, and said 139.21 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 301, Document 00000814, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between Kelly Fowler and William G. Fowler of 1202 West Arkansas Lane Arlington, Texas, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 103.49 acre tract out of the M.M. Givens survey No. 10 Abstract No. 1640 and out of the D.M. Hankins 1435.25 acre tract Coleman County, Texas, further described by metes and bounds in the Deed Record from Green river Land and Cattle Company to Anthony Patrick Lange Jr. recorded in Volume 556. Page 949 of the Deed Records Coleman County, Texas incorporated herein by reference.

                            JOINT OPERATING AGREEMENT

     WHEREAS, MontCrest Energy, Inc. is an interest owner of certain that certain Oil and Gas Lease and/or Oil and Gas Interests in the Area of Mutual Interest and the parties, hereto have reached an agreement to explore and develop the Area of Mutual Interest for the commercial production of Oil and Gas to the extent and as hereinafter provided,

     NOW THEREFORE, it is agreed as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "Area of Mutual Interest" or "AMI" shall mean Coleman South Leases Two Thousand Four Hundred Twenty net mineral acres, more or less, (2,420.92 +/-), in Coleman County, Texas, located within T.&N.O.R.R Survey Block, Abstract 1640, Abstract 654, Abstract 851,and Abstract 865, more particularly described on Exhibit "A" attached hereto and incorporated herein.

     B. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     C. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     D. The term "Contract Operator" shall mean Black Strata, LLC or other designated oil and gas operator whose role is to conduct operations necessary for proper development, operation, protection and maintenance of the AMI and the Joint Property.

     E. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

     F. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     G. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Area of Mutual Interest unless fixed by express agreement of the Drilling Parties.

     H. The term "Drill site" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     I. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

     J. The term "Manager of the AMI" shall mean reciprocally, MontCrest Energy, Inc., a Non-Operator, who shall oversee supervision and management of the Area of Mutual necessary for development, operation, protection and maintenance of the Area of Mutual Interest.

     K. The term "Manager of Operations" shall mean Black Strata, LLC engaged by MontCrest Energy, Inc. for the purpose of overall supervision and management of the oil and/or gas well(s) for development, operation, protection and maintenance of the oil and/or gas well(s).

     L. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     M. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     N. The term "Non-Operators" shall mean the Parties to this agreement other than the Contract Operator and Manger of Operations and includes, without limitation MontCrest Energy, Inc., and any working interest holder in the Area of Mutual Interest.

     O. The term "Oil and Gas" shall mean oil, gas, casing head gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     P. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Area of Mutual Interest which are owned by parties to this agreement.

     Q. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Area of Mutual Interest which are owned by the parties to this agreement.

     R. The term "Party" or "Parties" shall mean the parties subject to this agreement, including Contract Operator, Manger of Operations and Non-Operators.

      S. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     T. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

     U. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Re-completing, or Plugging Back of a well.

     V. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

     W. The term "well" shall mean and refer to certain oil and/or gas well(s) within the Area of Mutual Interest.

     X. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

A. Exhibit "A," page 42, shall include the following information:

     (1)  Description of the Area of Mutual Interest subject to this agreement,
     (2)  Restrictions, if any, as to depths, formations, or substances,
     (3) Parties to agreement with addresses and telephone numbers for notice purposes,
     (4)  Percentages or fractional interests of parties to this agreement,
     (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,
     (6)  Burdens on production.

B. Exhibit "B," page 44, Form of Lease.

C. Exhibit "C," page 47, Accounting Procedure.

D. Exhibit "D," page 59, Insurance.

E. Exhibit "E," page 60 Gas Balancing Agreement.

F. Exhibit "F," page 69 Non-Discrimination and Certification of Non-Segregated Facilities.

G. Other:

H. Other:

If any provision of any exhibit, except Exhibits "A" "E," "F," and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.

                              INTERESTS OF PARTIES

A. OIL AND GAS INTERESTS:

If any party owns an Oil and Gas Interest in the Area of Mutual Interest, that Interest shall be treated as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder; except that such rights arising under "Exhibit B" shall be limited in proportion to the Area of Mutual Interest.

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations in the Area of Mutual Interest shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Area of Mutual Interest subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Area of Mutual Interest up to, but not in excess of, THREE TENTHS (3/10) and shall indemnify, defend and hold the other parties free from any liability therefore. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Area of Mutual Interest, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Area of Mutual Interest due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefore.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefore. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VI1.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.

                                     TITLES

A. TITLE EXAMINATION:

Title examination shall be made on the Drill site of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or The Manager of Operations so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases.

Each party contributing Leases and/or Oil and Gas Interests to be included in the Drill site or Drilling Unit, if appropriate, shall furnish to the Manager of Operations all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to the Manager of Operations by the parties, but necessary for the examination of the title, shall be obtained by the Manager of Operations. The Manager of Operations shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by the Manager of Operations in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." The Manager of Operations shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. The Manager of Operations shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by the Manager of Operations, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

The Manager of Operations shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Area of Mutual Interest until after (I) the title to the Drill site or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS OR FAILURE of TITLE:

     3. Other Losses: All losses of Leases or Interests committed to this agreement, shall be joint losses and shall be borne by all parties in proportion to their interests. This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Area of Mutual Interest on account of any joint loss.

                                   ARTICLE V.

                              MANAGER OF OPERATIONS

A. DESIGNATION AND RESPONSIBILITIES OF MANAGER OF OPERATIONS:

     MontCrest Energy, Inc., Manager of the AMI, hereby designates as Manger of Operations, Black Strata, LLC. As the Manger of Operations, Black Strata, LLC shall supervise all operations in connection with the oil and/or gas well(s) within the AMI as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Manager of Operations and the Contract Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement.

     The Manager of Operations shall not be deemed, or hold itself out as, the agent of either the Non-Operators, including without limitation, the Manager of the AMI, or hold itself out as having the authority to bind the Non-Operators, including without limitation, the Manager of the AMI, to any obligation or liability assumed or incurred by the Manager of Operations as to any third party. The Manager of Operations shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall the Manager of Operations have any liability as to other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

     The Contract Operator shall not be deemed, or hold itself out as, the agent of either the Manager of Operations or Non-Operators, including without limitation, the Manager of the AMI, or hold itself out as having the authority to bind either the Manager of Operations or Non-Operators, to any obligation or liability assumed or incurred by the Contract Operator as to any third party. The Contract Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall the Contract Operator have any liability as to other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF CONTRACT OPERATOR AND SELECTION OF SUCCESSOR:

     1. Resignation or Removal of Contract Operator: The Contract Operator may resign at any time by giving written notice thereof to the Manager of Operations. If Contract Operator terminates its legal existence, or is no longer capable of serving as Contract Operator, Contract Operator shall be deemed to have resigned without any action by the Manager of Operations, except the selection of a successor. The Contract Operator may be removed only for good cause by the Manager of Operations which shall not be deemed effective until a written notice has been delivered to the Contract Operator by the Manger of Operations detailing the alleged Contract Operator's default and Contract Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

     Subject to Article VII.D.1, such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Contract Operator or action by the Manger of Operations to remove Contract Operator, unless a successor Contract Operator has been selected and assumes the duties of Contract Operator at an earlier date. Contract Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Contract Operator or transfer of Contract Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Contract Operator.

     2. Selection of Successor Contract Operator: Upon the resignation or removal of Contract Operator under any provision of this agreement, a successor to the Contract Operator shall be selected by the Manager of Operations; provided that the Manager of Operations owns an interest in the Area of Mutual Interest at the time such successor Contract Operator is selected. The former Contract Operator shall promptly deliver to the Manager of Operations all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Contract Operator's records and data shall be charged to the joint account.

     3. Effect of Bankruptcy: If Contract Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by the Manager of Operations, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Contract Operator is prevented by the federal bankruptcy court, the Manger of Operations shall assume interim operations and serve until a Contract Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Contract Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Contract without any action by the Manager of Operations, except the selection of a successor. During the period of time the Manager of Operations controls operations in the event of Contract Operator's insolvency, bankruptcy, or receivership, all actions shall require the approval of two (2) or more parties owning a majority interest in the Area of Mutual Interest. In the event there are only two (2) parties to this agreement, during the period of time the Manager of Operations controls operations, a third party acceptable to the Manager of Operations Operator and the federal bankruptcy court shall be selected as a member of an operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard to their interest in the Area of Mutual Interest.

C. EMPLOYEES AND CONTRACTORS:

     The number of employees or contractors used by the Manager of Operations or Contract Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by the Manager of Operations, and all such employees or contractors shall be the employees or contractors of the Manager of Operations.

D. RIGHTS AND DUTIES OF THE MANAGER OF OPERATIONS OR CONTRACT OPERATOR:

     1. Competitive Rates and Use of Affiliates: All wells drilled in the Area of Mutual Interest shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, the Manager of Operations or Contract Operator may employ its own tools and equipment in the drilling of wells, but its charges therefore shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of the Manager of Operations and Contract Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, the Manager of Operations shall cause to be promptly paid and discharge expenses incurred in the development and operation of the Area of Mutual Interest pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." MontCrest Energy, Inc. shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     3. Protection from Liens: The Manager of Operations shall cause to be paid, as and when they become due and payable. All accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Area of Mutual Interest or any operations for the joint account thereof, and shall keep the Area of Mutual Interest free from liens and encumbrances resulting there from except for those resulting from a bona fide dispute as to services rendered or materials supplied.

     4. Custody of Funds: MontCrest Energy, Inc. shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Manager of Operations, either for the conduct of operations hereunder or as a result of the sale of production from the Area of Mutual Interest, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VI1.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between the Manager of Operations and any Non-Operator for any purpose other than to account for Non-Operator funds as herein specifically provided.

     5. Access to Area of Mutual Interest and Records: MontCrest Energy, Inc., shall except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Area of Mutual Interest and to the records of operations conducted thereon or production there from, including the MontCrest Energy, Inc.'s books and records relating thereto. Such access rights shall not be exercised in a manner interfering with MontCrest Energy, Inc. or the Manager of Operations' conduct of an operation hereunder and shall not obligate MontCrest Energy, Inc., the Manager of Operations, or Contract Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. The Manager of Operations or MontCrest Energy, Inc. will furnish to each Non-Operator upon request copies of any and all reports and information obtained by MontCrest Energy, Inc., the Manager of Operations, or Contract Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of the records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

     6. Filing and Furnishing Governmental Reports: The Manager of Operations or Contract Operator will file, and furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal, or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to the Manager of Operations on a timely basis all information necessary to the Manager of Operations or the Contract Operator, as the case may be, to make such filings.

     7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

      (a) The Manager of Operations will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced and the Contract Operator shall promptly advise the Manager of Operations of the date on which the well is spudded, or the date on which drilling operations are commenced.

      (b) The Manager of Operations will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs, and the Contract Operator shall promptly send to the Manager of Operations such reports, test results and notices regarding the progress of operations on the well as the Manager of Operations shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

      (c) The Manager of Operations shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder and the and the Contract Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

     8. Cost Estimates: The Manager of Operations shall finish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. The Manager of Operations shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

     9. Insurance: At all times while operations are conducted hereunder, Contract Operator shall comply with the workers compensation law of the state where the operations are being conducted. Contract Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Contract Operator shall require all contractors engaged in work on or for the Area of Mutual Interest to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as the Manger of Operations may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Contract Operator's automotive equipment.

                                   ARTICLE VI.

                            DRILLING AND DEVELOPMENT

A. WELL:

     On or before October, 2012, Contract Operator shall commence the drilling of those certain oil and/or gas well(s) known as MEI # 120 (hereinafter "the oil and/or gas well(s) within the AMI" at the location identified in Exhibit "A," which also defines the Area of Mutual Interest.

        The drilling of the oil and/or gas well(s) within the AMI and the participation therein by all parties is obligatory, subject to Article V1.C.1. as to participation in Completion operations and Article V1.F. as to termination of operations and Article XI as to occurrence of force majeure.

B. SUBSEQUENT OPERATIONS:

     1. Proposed Operations: If any party should desire to Rework, Sidetrack, Deepen, Re-complete or Plug Back a dry hole or the oil and/or gas well(s) within the AMI are no longer capable of producing in paying quantities in which such

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party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Re-complete or Plug Back the Manager of Operations shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Re-complete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours.

Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and the Manger of Operations shall, no later than sixty (60) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by the Manger of Operations to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of the Manger of Operations, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided
(including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of the oil and/or gas well(s) within the AMI for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article  VI.B.4.  in the event of a Deepening  operation and in accordance  with
Article VI.B.5. in the event of a Sidetracking operation.

2.   Operations  by Less  Than All  Parties:  See also  Article  XVI,  G,  Other
     Provisions:

      (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1 or V1.C.1. elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than sixty (60) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. The Manger of Operations shall cause Contract Operator to perform all work for the account of the Consenting-Parties; provided, however, if no drilling rig or other equipment is on location, the Consenting Parties shall either:

     (i) Request the Manger of Operations to cause Contract Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or
     (ii) Designate the Manger of Operations to perform such work, or
     (iii)In the event that the MontCrest Energy, Inc. is a Non-Consenting Party, designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the
          Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations in the Area of Mutual Interest pursuant to this
          Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours after delivery of such notice, shall advise the proposing party of its desire to

     (i)  limit  participation  to such party's interest as shown on Exhibit "A"
          or
     (ii) Carry only its proportionate part (determined by dividing such party's interest in the Area of Mutual Interest by the interests of all Consenting Parties in the Area of Mutual Interest) of Non-Consenting Parties' interests, or
     (iii)Carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours. The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten
          (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in
          Article V1.B.l., subject to the same extension right as provided therein.

      (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the oil and/or gas well(s) within the AMI and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the oil and/or gas well(s) within the AMI and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If the oil and/or gas well(s) within the AMI are drilled,

Reworked, Sidetracked, Deepened, Re-completed or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the oil and/or gas well(s) within the AMI to produce at their sole cost and risk, and the oil and/or gas well(s) within the AMI are shall then be turned over to the Manger of Operations (if MontCrest Energy, Inc. did not conduct the operation) and shall be operated by the Manger of Operations at the expense and for the account of the Consenting Parties. Upon commencement of operations for Re-drilling, Reworking, Sidetracking, Re-completing, Deepening or Plugging Back of the oil and/or gas well(s) within the AMI by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the oil and/or gas well(s) within the AMI and share of production there from.

Neither consenting nor non-consenting parties will have any rights, title, or interest in acreage held by production by the oil and/or gas well(s) within the AMI, provided however, that consenting parties to proposed operation will have rights, title, or interest in the oil and/or gas well(s) within the AMI in the case of a Reworking, Sidetracking, Deepening, Re-completing or Plugging Back, or a Completion under the provisions of this Article including each Non-Consenting Party's relinquishment of each Non-Consenting Party's to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the oil and/or gas well(s) within the AMI and share of production there from.

     (c) Reworking, Re-completing or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof.

     (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds there from, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

     (e) In the case of any Reworking. Sidetracking, Plugging Back, Re-completing or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Re-completing or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     3. Stand-By Costs: In the event that the oil and/or gas well(s) within the AMI have been drilled or Deepened and has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the oil and/or gas well(s) within the AMI have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking, Sidetracking, Deepening,
Re-completing, Plugging Back or Completing operation in the oil and/or gas well(s) within the AMI including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B. 1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period:
Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest.

     4. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

      (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

      (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

     5. Order of  Preference  of  Operations:  Except as otherwise  specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five
(5) days after expiration of the election period (or within twenty-four (24) hours, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to the Manger of Operations to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice to the Manger of Operations within such period shall be deemed an election not to participate in the prevailing proposal. SEE, ALSO, ARTICLE XVI.

     6. Conformity to Spacing  Pattern:  Notwithstanding  the provisions of this
Article VI.B.2, it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Area of Mutual Interest is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

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
     7. Paying Wells: No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Re-completion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation. See also Article XVI.J. Provisions.

C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

     1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include all necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

D. OTHER OPERATIONS

Neither the Manager of Operations nor the Contract Operator shall undertake any single project reasonably estimated to require an expenditure in excess of THIRTY THOUSAND Dollars ($30,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Re-completing or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property, but the Manager of Operations, or the Contract Operator, as the case may be, shall report, as promptly as possible, the emergency to the other parties. MontCrest Energy, Inc. shall, with the use of cost data provided by the Manager of Operations, prepare an AFE for its own use, and MontCrest Energy, Inc. shall furnish any Non-Operator an information copy thereof for any single project costing in excess of THIRTY THOUSAND Dollars ($30,000). Any party who has not relinquished its interest in a well shall have the right to propose that the Manager of Operations direct Contract Operator to perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties)reasonably estimated to require expenditure in excess of the amount first set forth above in this
Article V1.D. (except in connection with an operation required to be proposed under Articles V1.B.1. or V1.C.1. Option No. 2, which shall be governed exclusively by those Articles). The Manager of Operations shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof the Manager of Operations secures the written consent of any two or more parties owning at least 50% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. ABANDONMENT OF WELLS:

     1. Abandonment of Dry Holes: Except for a well drilled or Deepened pursuant to Article VI.B.2., a well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should the Manager of Operations, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. Such well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to, plugging and abandoning such well by notice delivered to the Manager of Operations within forty-eight (48) hours after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to the Manager of Operations of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle the Manager of Operations to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify MontCrest Energy, Inc. (if the MontCrest Energy, Inc. is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal.

If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify MontCrest Energy, Inc. (if the MontCrest Energy, Inc. is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to the Manager of Operations of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle the Manager of Operations to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore for a term of one (1) year and so long thereafter as Oil and/or Gas is produced. Such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Area of Mutual Interest to the aggregate of the percentages of participation in the Area of Mutual Interest of all assignees. There shall be no readjustment of interests in the remaining portions of the Area of Mutual Interest.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Area of Mutual Interest. Upon request, the Manager of Operations shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement.

     3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1 or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b). SEE ALSO
ARTICLE XVI.F. OTHER PROVISIONS.

F. TERMINATION OF OPERATIONS:

The Manager of the AMI, at its sole and exclusive discretion, shall make all determinations with respect to whether and when to commence an operation for the Drilling, Reworking, Sidetracking, Plugging Back, Deepening, Testing, Completion or plugging of a well, without regard to consent of any other party; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, the Manager of Operations may, in its sole discretion elect to discontinue operations and give notice of such condition in the manner provided in Article VI.B.I., and the provisions of Article V.I.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. TAKING PRODUCTION IN KIND - GAS BALANCING AGREEMENT ATTACHED:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Area of Mutual Interest, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of the Manager of Operations or Contract Operator's surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Area of Mutual Interest, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Area of Mutual Interest, the Manager of Operations shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by the Manager of Operations may be terminated by the Manager of Operations upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to the Manager of Operations to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser.

Any purchase or sale by the Manager of Operations of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by the Manager of Operations shall be in a manner commercially reasonable under the circumstances but Contract Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery of a non-taking party's share of Oil under the terms of any existing contract of the Contract Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Contract Operator without Contract Operator first giving the Manager of Operations and the non-taking party at least ten (1O) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to the Manager of Operations of Gas marketing arrangements for the following month, excluding price, and shall contemporaneously notify Contract Operator and the Manager of Operations immediately in the event of a change in such arrangements.

Contract Operator shall maintain records of al1 marketing arrangements, and of volumes actually sold or transported, which records shall be made available to the Manager of Operations and Non-Operators upon reasonable request.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be IN accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Contract Operator shall give notice to the Manager of Operations and Non-Operators of the first sales of Gas from any well under this agreement.

                                  ARTICLE VII.

                      EXPENDITURES AND LIABILITY OF PARTIES

A. LIABILITY OF PARTIES:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Area of Mutual Interest. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arms-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

B. LIENS AND SECURITY INTERESTS:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Area of Mutual Interest, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights. and royalty and overriding royalty interests in the Area of Mutual Interest now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when

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
extracted there from and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising there from, and all proceeds and products of the foregoing.

If any party fails to pay its share of cost within thirty days (30) days after rendition of a statement therefore by the Manager of Operations, the non-defaulting parties, including the Manager of Operations, shall upon request by the Manager of Operations, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Area of Mutual Interest is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that the Contract Operator may invoke or utilize the mechanics' or material men's lien law of the state in which the Area of Mutual Interest is situated in order to secure the payment to Contract Operator of any sum due hereunder for services performed or materials supplied by Contract Operator.

C. ADVANCES:

The Manager of Operations, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to the Manager of Operations its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. DEFAULTS AND REMEDIES:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding
Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered only by the Manager of Operations, except that the

Manager of Operations shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when the Manager of Operations is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

     1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If the Manager of Operations is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Area of Mutual Interest after excluding the voting interest of the Manager of Operations, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

     2. Suit for Damages: Non-defaulting parties or the Manager of Operations for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

    3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Re-completion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under
Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2. Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

     4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, the Manager of Operations, or Non-Operators, (if MontCrest Energy, Inc. happens to be the defaulting party), may thereafter require advance payment from defaulting party of such defaulting party's anticipated share of any item of expense for which the Manager of Operations, Contract Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling, Re-drilling, Reworking, Side-tracking, Re-completing, Deepening, Plugging Back or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VI.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

     5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Contract Operator shall notify the Manager of Operations Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Contract Operator to so notify the Manager of Operations and Non-Operators, the loss of any lease contributed hereto by the Manager of Operations and Non-Operators, as the case may be, for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. TAXES:

Beginning with the first calendar year after the effective date hereof, Contract Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, the Manager of Operations with the reasonable cooperation of each Non-Operator shall furnish Contract Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting there from shall inure to the benefit of the owner or owners of such Lease, and Contract Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Contract Operator shall bill the Manager of Operations for the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

If Contract Operator considers any tax assessment improper, Contract Operator may, with the consent of the Manager of Operations, protest within the time and manner prescribed by law, and prosecutes the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Contract Operator, with the consent of the Manager of Operations, may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Contract Operator, with the consent of the Manager of Operations, shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them. as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE VIII.

                ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. SURRENDER OF LEASES:

The Leases covered by this agreement, insofar as they embrace acreage in the Area of Mutual Interest, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (I) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Area of Mutual Interest: and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

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
B. RENEWAL OR EXTENSION OF LEASES:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Area of Mutual Interest, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Area of Mutual Interest, which shall be in proportion to the interest held at that time by the parties in the Area of Mutual Interest. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.
If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Area of Mutual Interest to the aggregate of the percentages of participation in the Area of Mutual Interest of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement base taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. ACREAGE OR CASH CONTRIBUTIONS:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Area of Mutual Interest, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Area of Mutual Interest and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Area of Mutual Interest. The above provisions shall also be applicable to optional rights to earn acreage outside the Area of Mutual Interest which are in support of well drilled inside Area of Mutual Interest.

If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. WAIVER OF RIGHTS TO PARTITION:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Area of Mutual Interest waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

                                   ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be constructed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operation hereunder are regarded as a partnership, each party hereby affected elects to be exclude from the application of all of the provisions of sub Chapter "D", Chapter 1. Subtitle "A", of the Internal Revenue Code of 1954, as permitted and authorized by
Section 761 of the Code and the regulations promulgated there-under. Contract Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasure of the United States of the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the United States contain provisions similar to those in Sub Chapter "D", Chapter 1, Subtitle "A" of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.

                               CLAIMS AND LAWSUITS

The Manager of Operations may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed TEN THOUSAND Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to the Manager of Operations. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Contract Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

                                   ARTICLE XI.

                                  FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.

                                     NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex. telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                  ARTICLE XIII.

                                TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Area of Mutual Interest, whether by production, extension, renewal or otherwise.

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefore which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Contract Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Contract Operator's interest, upon request of Contract Operator, if Contract Operator has satisfied all its financial obligations.

                                  ARTICLE XIV.

                      COMPLIANCE WITH LAWS AND REGULATIONS

A. LAWS, REGULATIONS AND ORDERS:

This agreement shall be subject to the applicable laws of the state in which the Area of Mutual Interest is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. GOVERNING LAW:

THIS AGREEMENT AND ALL MATTERS PERTAINING HERETO, INCLUDING BUT NOT LIMITED TO MATTERS OF PERFORMANCE, NON-PERFORMANCE, BREACH, REMEDIES, PROCEDURES, RIGHTS, DUTIES, AND INTERPRETATION OR CONSTRUCTION, SHALL BE GOVERNED AND DETERMINED BY THE LAW OF THE STATE IN WHICH THE AREA OF MUTUAL INTEREST IS LOCATED. IF THE AREA OF MUTUAL INTEREST IS IN TWO OR MORE STATES, THE LAW OF THE STATE OF TEXAS SHALL GOVERN.

C. REGULATORY AGENCIES:

Nothing herein contained shall grant, or be construed to grant, Contract Operator the right or authority to waive or release any rights, privileges, or obligations which the Manager of Operations and any Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Area of Mutual Interest.

With respect to the operations hereunder, Non-Operators agree to release the Manager of Operations and Contract Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from the Manager of Operations and Contract Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that the Manager of Operations or the Contract Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by the Manager of Operations or Contract Operator, as the case may be, which results from such incorrect interpretation or application.

                                   ARTICLE XV.

                                  MISCELLANEOUS

A. EXECUTION:

This agreement shall be binding upon the Manager of Operations, Contract Operator and each Non-Operator when this agreement or a counterpart thereof has been executed by the Manager of Operations, and Contract Operator and any

Non-Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Area of Mutual Interest or which own, in fact, an interest in the Area of Mutual Interest. The Manager of Operations may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the oil and/or gas well(s) within the AMI, but in no event later than five days prior to the date specified in Article VI.A. for commencement of the oil and/or gas well(s) within the AMI, terminate this agreement if Contract Operator, with the consent of the Manager of Operations determines that there is insufficient participation to justify commencement of drilling operations in connection with the oil and/or gas well(s) within the AMI. In the event of such a termination, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without offset. In the event Operator proceeds with drilling operations for re-entry of the oil and/or gas well(s) within the AMI without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, the Manager of Operations shall indemnify Non-Operators with respect to all costs incurred for the oil and/or gas well(s) within the AMI which would have been charged to such person under this agreement if such person had executed the same and the Manager of Operations shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. SUCCESSORS AND ASSIGNS:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Area of Mutual Interest.

C. COUNTERPARTS:

This instrument may be executed in any number of counterparts, each of which shall be considered an original, for all purposes.

D. SEVERABILITY:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.

                                OTHER PROVISIONS

     A. MODIFICATION OF ARTICLE VI.B.2. EACH NON-OPERATOR SHALL PAY TO MONTCREST ENERGY, INC. OR THE MANAGER OF OPERATIONS ITS PRO RATA PORTION OF THE AFE COST OF DRILLING OR RE-ENTERING THE OIL AND/OR GAS WELL(S) WITHIN THE AMI ON A "TURNKEY BASIS." "TURNKEY BASIS" SHALL MEAN THAT ALL COSTS ACCRUED THROUGH THE INITIAL COMPLETION OF THE OIL AND/OR GAS WELL(S) WITHIN THE AMI IN THE ELLENBURGER FORMATION ("OBJECTIVE FORMATION") ARE INCLUDED IN EACH NON-OPERATING PARTY'S WORKING INTEREST PURCHASE PRICE BASED, IN PART, ON THE AFE PROVIDED TO WORKING INTEREST HOLDERS IN CONNECTION WITH THE OIL AND/OR GAS WELL(S) WITHIN THE AMI AND THE OBJECTIVE FORMATION, AND THAT ANY COSTS ASSOCIATED WITH EXPLORATION FOR OIL AND GAS AND/OR COMPLETIONS IN OTHER FORMATIONS OR ZONES, OTHER THAN THE OBJECTIVE FORMATION, SHALL BE BORNE BY EACH NON-OPERATING PARTY ON A PRO RATA BASIS IN PROPORTION TO EACH NON-OPERATING PARTY'S WORKING INTEREST PERCENTAGE. FOR ALL EXPLORATION FOR OIL AND GAS AND/OR COMPLETIONS IN OTHER FORMATIONS OR ZONES, OTHER THAN THE OBJECTIVE FORMATION, MONTCREST ENERGY, INC. SHALL PROVIDE EACH NON-OPERATING PARTY WITH AN AFE, AND EACH NON-OPERATING PARTY WILL BE BILLED FOR ANY COSTS ASSOCIATED WITH EXPLORATION FOR OIL AND GAS AND/OR

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
COMPLETIONS IN OTHER FORMATIONS OR ZONES, OTHER THAN THE OBJECTIVE FORMATION, IN PROPORTION TO EACH NON-OPERATING PARTY'S WORKING INTEREST. IN THE EVENT A NON-OPERATOR FAILS OR ELECTS NOT TO PARTICIPATE IN CONNECTION WITH EXPLORATION FOR OIL AND GAS AND/OR COMPLETIONS IN OTHER FORMATIONS OR ZONES, OTHER THAN THE OBJECTIVE FORMATION, OR OTHERWISE FAILS TO TENDER TO MONTCREST ENERGY, INC., THE NON-OPERATOR'S PRO RATA SHARE OF COSTS BASED UPON EACH NON-OPERATOR'S WORKING INTEREST PERCENTAGE, THE NON-OPERATOR'S INTEREST IN THE SUBJECT OIL AND/OR GAS WELL(S) WITHIN THE AMI, MAY BE FORFEITED AT THE MONTCREST ENERGY, INC.'S SOLE DISCRETION. ACCORDINGLY, MONTCREST ENERGY, INC. SHALL NOT BE OBLIGATED, OR OBLIGATE THE MANAGER OF OPERATIONS OR THE CONTRACT OPERATOR TO COMMENCE OPERATIONS FOR EXPLORATION OR PRODUCTION OF OIL AND/OR GAS AND/OR COMPLETIONS IN OTHER FORMATIONS OR ZONES, OTHER THAN THE OBJECTIVE FORMATION, IN THE AREA OF MUTUAL INTEREST, UNTIL MONTCREST ENERGY, INC. HAS RECEIVED 100% OF SAID ESTIMATED COSTS.

        B. IF ANY PARTY HERETO SHOULD SUBSEQUENTLY CREATE AN OVERRIDING ROYALTY, PRODUCTION PAYMENT OR OTHER BURDEN AGAINST ITS WORKING INTEREST PRODUCTION AND, IF ANY OTHER PARTY OR PARTIES SHOULD CONDUCT NON-CONSENT OPERATIONS PURSUANT TO THIS AGREEMENT, AND AS A RESULT, BECOME ENTITLED TO RECEIVE THE WORKING INTEREST PRODUCTION OTHERWISE BELONGING TO THE NON-PARTICIPATING PARTY, THE PARTY OR PARTIES ENTITLED TO RECEIVE THE WORKING INTEREST PRODUCTION OF THE NON-PARTICIPATING PARTY SHALL RECEIVE SUCH PRODUCTION FREE AND CLEAR OF BURDENS AGAINST SUCH PRODUCTION WHICH MAY HAVE BEEN CREATED SUBSEQUENT TO THIS AGREEMENT THE NON-PARTICIPATING PARTY CREATING SUCH SUBSEQUENT BURDEN SHALL HOLD THE PARTICIPATING PARTY OR PARTIES HARMLESS WITH RESPECT TO THE RECEIPT OF SUCH WORKING INTEREST PRODUCTION.

        C. NO PARTY SHALL DISTRIBUTE ANY INFORMATION OR PHOTOGRAPHS TO THE PRESS OR OTHER MEDIA WITHOUT THE APPROVAL OF ALL THE CONSENTING PARTIES, EXCEPT AS REQUIRED BY LAW OR REGULATION. WHEN ALL CONSENTING PARTIES HAVE REVIEWED SUCH MATERIAL, AND ALL CONSENTING PARTIES HAVE APPROVED THE ISSUANCE OF THE MATERIAL, THE COMPANY PROPOSING THE RELEASE OF THE INFORMATION SHALL HAVE THE PRINCIPAL RESPONSIBILITY FOR ITS ISSUANCE. THE ONLY OTHER EXCEPTION TO THE FOREGOING SHALL BE THAT IN THE EVENT OF AN EMERGENCY INVOLVING EXTENSIVE PROPERTY DAMAGE, OPERATIONS FAILURE, LOSS OF HUMAN LIFE OR OTHER CLEAR EMERGENCY, THE OPERATOR IS AUTHORIZED TO FURNISH SUCH MINIMUM STRICTLY FACTUAL INFORMATION AS SHALL BE NECESSARY TO SATISFY THE LEGITIMATE PUBLIC INTEREST ON THE PART OF THE PRESS AND DULY CONSTITUTED AUTHORITIES. IF TIME DOES NOT PERMIT THE OBTAINING OF PRIOR APPROVAL BY THE CONSENTING PARTIES SUCH PARTY SHALL THEREUPON PROMPTLY ADVISE THE OTHER PARTIES OF THE INFORMATION SO FURNISHED.

     D. NOTWITHSTANDING OTHER PROVISIONS OF THIS AGREEMENT, IT IS AGREED THAT WHERE A WELL WHICH HAS BEEN AUTHORIZED UNDER THE TERMS OF THIS AGREEMENT BY ALL PARTIES, SHALL HAVE BEEN DRILLED TO THE OBJECTIVE FORMATION, AND THE MANAGER OF OPERATIONS HAS COMPLETED SUCH TESTS, INCLUDING, WITHOUT LIMITATION, ANY PRODUCTION TESTS, WHICH THE MANAGER OF OPERATIONS REASONABLY DEEMS NECESSARY FOR THE PROPER EVALUATION OF THE FORMATION AND HAS FURNISHED SUCH RESULTS TO THE PARTIES, AND THE PARTIES CANNOT AGREE ON THE SEQUENCE AND TIMING OF FURTHER OPERATIONS REGARDING SAID WELL, THE FOLLOWING ELECTIONS SHALL CONTROL IN THE ORDER ENUMERATED HEREAFTER: (1) AN ELECTION TO ATTEMPT TO COMPLETE THE WELL AT EITHER THE OBJECTIVE FORMATION; (2) AN ELECTION TO DEEPEN SAID WELL; AND (3) AN ELECTION TO PLUG AND ABANDON SAID WELL.

IF THERE ARE CONFLICTING RECOMMENDATIONS FOR FURTHER OPERATIONS, THE SEQUENCE OF PRECEDENCE FOR A FURTHER OPERATION ARE LISTED HEREIN IN THIS ARTICLE XVI(D). AT ANY TIME A WELL IS DEEPENED AS PROVIDED HEREIN, UPON TOTAL DEPTH BEING REACHED IN SUCH DEEPENING OPERATION AND FOLLOWING TESTING TO SUCH AN EXTENT AS SHALL BE DEEMED PRUDENT BY OPERATOR, THE PROVISIONS ABOVE PERTAINING TO FURTHER OPERATIONS SHALL BE APPLICABLE INSOFAR AS SUCH FURTHER OPERATIONS PERTAIN TO ITEMS (L), (2) AND (3) IN THIS ARTICLE XVI(D). IT IS PROVIDED, HOWEVER, THAT IF AT THE TIME SAID PARTICIPATING PARTIES ARE CONSIDERING ANY OF THE ABOVE ELECTIONS THE HOLE IS IN SUCH CONDITION THAT A PRUDENT OPERATOR WOULD NOT CONDUCT THE OPERATIONS CONTEMPLATED, THEN SUCH ELECTION SHALL BE ELIMINATED FROM THE PRIORITIES SET FORTH HEREIN.

     E. Billing Additional Interest. Notwithstanding the provisions of this Agreement and the Accounting Procedure attached as Exhibit "C", the parties to this Agreement specifically agree that if a party sells or otherwise disposes all of its interest as set forth on Exhibit "A", whether to one or several assignees, Contract Operator shall issue statements and billings to that party for the interest conveyed and shall contemporaneously provide same to the Manager of Operations.

The  selling   party  shall   promptly   furnish  to   Contract   Operator   and
contemporaneously provide same to the Manager of Operations, the following:

     1.   Written notice of the conveyance and copies of the Assignments;

     2. The name of the Assignee to be billed in which it consents to receive statements and billings for a portion of or the entire interest credited to selling party on Exhibit "A".

     F. Consent to Abandonment and Surrender. If the Contract Operator, based upon prudent operator standard, desires to abandon a well, the Contract Operator shall notify the Manager of Operations of such desire to abandon a well, and the Manager of Operations shall notify the other parties hereto of its intention and if any party receiving such notice shall fail to reply in writing within thirty
(30) days of the date of such notice, such party shall be deemed to have consented to such abandonment or surrender and the Contract Operator, shall have the authority to abandon any such well as provided in Article VI.E.2, as if each party had consented to such abandonment or as the case may be, to surrender such lease pursuant to the terms of Article VIII, A. hereof as if such party had consented to such surrender.

     G. "In or Out" Non-Consent Election as to Certain Proposed Operations. An election by any party not to participate in the completion of the first well drilled in any section of land covered by this Agreement, or an election not to participate in additional drilling on a Section is an election out of the well in question and all remaining undeveloped lands in the section. This shall apply to any and all sections of land shown on Exhibit "A" and to any lands which may be added to this Agreement by amendment. This penalty shall not apply to any re-working, re-drilling, plugging back or deepening of a well. Such operations shall be governed by Article VI.B.2. of this Agreement.

     H. Notwithstanding any contrary provision in Article VI, should two or more working interest owners owning a majority in interest desire to re-complete an additional interval within a producing formation, or to re-complete an additional formation not producing at the time of the re-completion attempt but which can be commingled with an existing producing formation, the parties desiring to attempt such re-completion shall give the other parties written notice of the proposed operation, specifying the work to be done, the objective formation or interval to be re-completed and the estimated cost of the operation. The parties receiving such notice shall have thirty (30) days after receipt of such notice within which to notify the party wishing to re-complete whether they elect to participate in the cost of the proposed operation. Failure to make an election will constitute an election not to participate in the proposed operation. Should a party elect not to participate in such operation, such party shall be treated as a Non-Consenting Party under Article VI of this Agreement and the consenting parties shall proceed as specified in Article VI. If any party elects not to participate in such operation and the operation results in the establishment of production the Contract Operator shall allocate all production from the well between intervals that were producing prior to the re-completion and the newly completed interval based on the following formula:

     a)   Denominator:   sum  a)  daily   production  from  producing   interval
          immediately prior to the commencement of the re-completion attempt and

     b) daily production from new producing interval immediately prior to being commingled with the interval that was producing prior to the re-completion attempt.

     c) Numerator for interval producing prior to the re-completion attempt: daily production of this interval immediately prior to re-completion work. decimal interest is = c divided by a (b/a).

The Manger of Operations, Contract Operator, and Non-Operator(s) acknowledge that each is aware of the tax consequences and risk factors associated with this transaction. If ANY PARTY invests in this prospect, there is no assurance that the well drilled will obtain any production or will otherwise permit any return on investment from production. Because of the speculative nature of oil and gas exploration and development in general, it is understood that the MontCrest Energy, Inc., the Manager of Operations, Contract Operator, and their respective agents, employees, officers, directors, affiliates, or assigns, make no representation, warranty or guarantee of any kind, express or implied, that any well will be profitable, and if profitable, the amount of such profits.





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                                       43

IN WITNESS WHEREOF, this agreement shall be Effective as of the 8th day of June, 2012.

                                    MANAGER OF THE AMI
                                    MontCrest Energy, Inc.


                                    /s/ John Forrest
                                    --------------------------------------
                                    By: John Forrest
                                    Title: Secretary
                                    Date: June 8, 2012
                                    Tax ID or SSN: 27-0743683

                                    MANAGER OF OPERATIONS
                                    Black Strata, LLC


                                    /s/ Douglas E. Forrest
                                    --------------------------------------
                                    By: Douglas E. Forrest
                                    Title: President, Co-Manager
                                    Date: June 8, 2012
                                    Tax ID or SSN: 26-4605206

                                    NON OPERATOR
                                    Independence Energy Corporation


                                    /s/ Gregory Rotelli
                                    --------------------------------------
                                    By: Gregory Rotelli
                                    Title: CEO, President IDNG
                                    Date: June 8, 2012
                                    Tax ID or SSN:




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                                       44

                                   EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED JUNE 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

(1)  Description  of lands subject to this  agreement:  AREA OF MUTUAL  INTEREST
(AMI):

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 656, Document 00000420, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Hubert Rutherford & Gerri Rutherford PO Box 174 Novice Texas 79538, Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.15 acres in the T&NO R.R. Co. Survey 13, A-654 Coleman CAD property ID R13161.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Riley Joe Goates 765 River Road Waco, Texas 76705, Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: being the Eastern 113.15 acres more or less of a 228.30 acre tract of land in Coleman County, Texas being 228.3 acres out of the East Line & Red River R.R. Company Survey No. 3 Abstract No. 851 and 1.0 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 228.30 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Hubert A. Rutherford & Gerri J. Rutherford of P.O. Box 174 in Novice Texas 79538, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS,to wit: being 160.00 acres more or less in the NW 1/4 of WE Ashley Survey, Section 14 A-1410, aka NW 1/4 Sec 14, S.P. RY Co., and being more fully described by metes and bounds in Warranty Deed Volume 720, Page 498, dated 9/24/2003 in the Deed Records of Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the effective the 1st day of February 2009 between William Fowler 2706 Hedgeway Arlington, Texas 76016, Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 124.45 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R14011.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 358, Document 00000353, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between William Fowler 2706 Hedgeway Arlington, Texas 76016 Lessor and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 113.16 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R51416.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 363, Document 00000354, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Elda Fae Atchley aka Elda Fae McDaniel Atchley PO Box 68 Novice, Texas 79538, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.4 acres in the T&NO R.R. Co. Survey 13, A-654, Coleman CAD property ID R13159.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 368, Document 00000355, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between Gary D. Holt and Stella T. Holt, 1819 FM 3114 Chifton, Texas 76634, Lessor, and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: 320 acres in the EL&RR Co. Survey 3, A-851, Coleman CAD property ID.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 373, Document 00000356, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009 between William Fowler 2706 Hedgeway, Arlington, Texas 76016, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 124.45 acres in the EL&RR Co. Survey 3, A-851, Coleman CAD property ID R14011, Being a 131.24 acre tract of land in Coleman County, Texas, being 125.45 acres out of the East Line & Red River R.R. Company Survey No.3, Abstract No. 851 and 5.89 acres out of the M.M. Givens Survey No.10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 131.24 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 379, Document 00000357, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009, between William Fowler, Joanie Fowler, Delain Herzog, Jannie Herzog 2706 Hedgeway Arlington Texas 76016, Lessor(s), and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: 106.4 acres in the T&NO R.R. Co. Survey 13, A-654, Coleman CAD property ID R13163.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 388, Document 00000359, in the Deed Records of Coleman County, Texas, made and effective the 1st day of February 2009, between Kelley C. Fowler 550 HCR 3350 N. Hubbard, Texas 76648, Lessor and Black Strata, Lessee, covering the LEASED PREMISIS, to wit: 113.15 acres in the EL & RR Co. Survey 3, A-851, Coleman CAD property ID R14009.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 3, Page 388, Document 00000359, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between HUBERT RUTHERFORD etux GERRI RUTHERFORD, Rt. 1, Box 40, Tuscola, Texas 79562 Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 273.80 acre tract of land in Coleman County, Texas, being 167.65 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640 and 106.15 acres Out of the Block 1 of the Subdivision of the R.M. Wellborn Subdivision of Section No. 13, of the T.&N.O.R.R. Co. Survey, Abstract No. 654, also being out of the D.M. Hankins 1435.25 acre tract and said
273.80 acre tract No. 4 of land, SAVE and EXCEPT the 106.15 acre tract out of the T.&N.O.RR.Co. Survey 13, Abstract 654 described more fully in Deed Volume 82 Page 596 Deed Records, Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between William G. Fowler, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 5.89 acre tract out of a 131.24 acre tract of land in Coleman County, Texas being 125.45 acres out of the East Line & Red River R.R. Company Survey No.3, Abstract No. 851 and 5.89 acres out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract and said 131.24 acre tract; SAVE AND EXCEPT a 125.45 acre tract out of the East Line & Red River R.R. Company Survey N. 10, Abstract No. 851.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Gerri J. Rutherford of P.O. Box 174 in Novice Texas, 79538, Lessor and Black Strata, LLC, Lessee, covering the LEASED PREMISIS, to wit: being 109.72 acres more or less in the SE 1/4 of
Section 25, Block 2 of the T&N.O.R.R. CO. survey and being more fully described by metes and bounds in Deed Volume 450, Page 582, dated 11/24/1971 & Volume 623, Page 556 in the Deed Records of Coleman County, Texas.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 282, Document 00000811, in the Deed Records of Coleman County, Texas, made and effective the 1st day of June 2009 between Martha Smart Bennett 6866 W. Remuda Arizona 83583, Lessor and Black Strata LLC, covering the LEASED PREMISIS, to wit: 160 total acres Abstract A-865 T.H. Lydston Survey 119 Coleman County, Texas. This LEASED PREMISIS is further described by metes and bounds as follows:

That certain "Oil, Gas And Mineral Lease" recorded at Book at Book OR, Volume 6, Page 288, Document 00000812, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between William G. Fowler, Kelly Fowler, and Danny Fowler, Lessor(s) and Black Strata, LLC, Lessee, covering the LEASED PREMISIS,to wit: being a 139.21 acre tract of land in Coleman County, Texas, being out of the M.M. Givens Survey No. 10, Abstract No. 1640, also being out of the D.M. Hankins 1435.25 acre tract, and said 139.21 acre tract.

That certain "Oil, Gas And Mineral Lease" recorded at Book OR, Volume 6, Page 301, Document 00000814, in the Deed Records of Coleman County, Texas, made and effective the 1st day of April 2009 between Kelly Fowler and William G. Fowler of 1202 West Arkansas Lane Arlington, Texas, Lessor, and Black Strata LLC, Lessee, covering the LEASED PREMISIS, to wit: Being a 103.49 acre tract out of the M.M. Givens survey No. 10 Abstract No. 1640 and out of the D.M. Hankins 1435.25 acre tract Coleman County, Texas, further described by metes and bounds in the Deed Record from Green river Land and Cattle Company to Anthony Patrick Lange Jr. recorded in Volume 556. Page 949 of the Deed Records Coleman County, Texas incorporated herein by reference.

                                   EXHIBIT "B"
                                  Form Of Lease

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED June 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

               OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made and effective this ___th day of _________ 20__, between, _________________________________, Texas Lessor and MontCrest Energy, Inc., 320
Hemphill Street, Lessee.

     1. GRANT. Lessor, in consideration of cash payment and other good and valuable consideration in hand paid, of the royalties herein provided for, of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively onto Lessee the land described in paragraph 2 below, hereinafter referred to as leased premises, for the purposes of investigating, exploring, prospecting, drilling and mining for and producing oil, gas (the term 'gas' as used herein includes helium, carbon dioxide and other commercial gases, as well as hydrocarbons gases), sulphur, fissionable materials, and all other minerals, conducting exploration, geological and geophysical surveys, core tests, gravity and magnetic surveys, for introducing or injecting fire, air, gas, steam, water, salt water, chemicals, and fluids or substances into any subsurface stratum or strata which is not productive of fresh water for primary, secondary and other enhanced recovery operations.

     2. LEASED PREMISES.



     3. TERM. Subject to the other provisions herein contained, this Lease shall be for a term of FIVE (5) Year from the date hereof (called "primary term") and as long thereafter as oil, gas, sulphur, fissionable materials or other mineral Is produced In paying quantities from the leased premises or land pooled therewith, or this lease is otherwise maintained in force and effect pursuant to other provisions herein contained.

     4. ROYALTY PAYMENT. The royalties to be paid to the Lessor are: (a) On oil, ONE-FIFTH (1/5) of that produced and saved from said land, the same to be delivered at the wells or to the Lessor's credit into the pipelines to which the wells may be connected. Lessee shall have the continuing right to purchase such production at the wellhead market price then prevailing in the same field (or if there is no such price then prevailing In the same field, then the nearest field in which there is such a prevailing price) for production of similar grade and gravity. Lessee may sell any royalty oil in its possession and pay Lessor the price received by Lessee for such oil computed at the well, (b) For gas (including casinghead gas) and all other substances covered hereby (i) if used off the leased premises or used in the manufacture of gasoline or other products, the market value at the well of ONE-FIFTH (1/5) of the gas so used, or
(ii) if sold on or off the leased premises, ONE-FIFTH (1/5) of the amount realized from such sale, provided the amount realized from the sale of gas on or off the leased premises shall be the price established by the Gas Sales Contract entered into in good faith by Lessee and gas purchaser, provided that on gas sold by Lessee the market value shall not exceed the amount received by Lessee for such gas computed at the mouth of the well. This lease may be maintained in effect in the event that gas is capable of being produced but because of market conditions is unable to be produced by the paying of shut-in royalty payments of $10.00 per acre. The shut-in payments are due at or prior to the expiration of the primary term and at the first anniversary of that date (shut-in royalty payments only maintain the lease an additional two years).

     5. POOLING. Lessee shall have the right but not the obligation during or after the primary term while this lease is in effect to pool all or any part of the leased premises or interest therein with any other lands or interests, as to any or all depths or horizons, and as to any or all substances covered by this lease, either before or after the commencement of production, whenever Lessee deems it necessary or proper to do so in order to prudently develop or operate the leased premises, or not similar pooling authority exists with respect to such other lands or interests. The unit formed by such pooling for an oil well shall not exceed 80 acres plus a maximum acreage tolerance of 10%, and for a gas well shall not exceed 640 acres plus a maximum acreage tolerance of 10%, except that larger units may be formed for oil wells or gas wells to conform to any well spacing or density pattern that may be prescribed or permitted by any governmental authority having jurisdiction. In exercising its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit and stating the effective date of pooling. Production, drilling or reworking operations anywhere on a unit which includes all or any part of the leased premises shall be treated as if it were production, drilling or reworking operations on the leased premises, except that the production on which Lessor's royalty is calculated shall be that proportion of the total unit production produced and saved which the net acreage covered by this Lease and included in the unit bears to the total gross acreage in the unit. Pooling in one or more instances shall not exhaust Lessee's pooling rights hereunder and Lessee shall have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction, or both, either before or after the commencement of production, in order to conform to the well spacing or density pattern prescribed or permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority. In making such a revision, Lessee shall file of record a written declaration describing the revised unit and stating the effective date of revision. To the extent any portion of the Leased premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly. In the absence of production from a unit, or upon permanent cessation thereof, Lessee may terminate the unit by filing of record a written declaration describing the unit and stating the date of termination.

     6. OPERATIONS. If Lessee drills a well which is incapable of producing In paying quantities (hereinafter called ("dry hole") on the leased Premises or lands pooled therewith, or If all production (whether or not in paying quantities) ceases from any cause, Including a revision of unit boundaries pursuant to the provisions of Paragraph 5 or the action of any governmental authority, then in the event this lease is not otherwise being maintained in force it nevertheless remain in force If Lessee commences operations for reworking an existing well or for drilling an additional well on the leased premises or pooled therewith within 90 days after completion of operations on such dry hole or within 90 days after such cessation of all production. This is a PAID-UP LEASE. In consideration of down cash payment, Lessor agrees that

Lessee shall not he obligated to commence or continue any operations during the primary term. If at the end of the primary term or any time thereafter, oil, gas or other substances covered hereby are not being produced in paying quantities from the leased premises or lands pooled therewith, but Lessee is then engaged in drilling, reworking or any other operations reasonably calculated to obtain or restore production therefrom, this lease shall remain in force so long as such operations are prosecuted with no cessation of more than 90 consecutive days, and if any such operations result in the production of oil or gas or other substances covered hereby, as long thereafter as there is production in paying quantities from the leased premises or lands pooled therewith. After completion of a well capable of producing in paying quantities hereunder, Lessee shall drill such additional wells on the leased premises or lands pooled therewith as a reasonably prudent operator would drill under the same or similar circumstances to (a) develop the leased premises as to formations then capable of producing in paying quantities on the leased premises or lands pooled therewith, or (b) protect the leased premises fron uncompensated drainage by any well or wells located on other lands not pooled therewith. There shall be no covenant to drill exploratory wells or any additional wells except as expressly provided herein.

     7. LESSER INTEREST. Should Lessor own less than the full mineral estate in all or any part of the leased premises the royalty and shut-in payments, payable hereunder for any well on any part of the leased premises or lands pooled therewith shall be reduced to the proportion that Lessor's mineral interest in such part of the leased premises bears to the full mineral estate in such part of the leased premises.

     8. ANCILLARY RIGHTS. Lessee may use in its operations, free of cost, any oil, gas, water and/or other substances produced on the leased premises, except water from Lessor's wells or ponds. The right of ingress and egress granted hereby shall apply to the entire leased premises described in Paragraph 2 above, notwithstanding any partial release or other termination of this lease with respect thereto. If expressly requested in writing by the surface owner, Lessee agrees to bury pipelines across cultivated land below ordinary plow depth, as such depth may be determined at the time of burial. After the pipeline has once been laid below such depth, Lessee shall not thereafter be required to restore the ground cover, or to lower, or to remove such pipeline unless the surface owner first agrees in writing to bear the entire cost thereof, and advances to Lessee the estimated cost thereof. No well shall be located less than 200 feet from any house or barn now on the leased premises without Lessor's consent, and Lessee shall pay for damage caused by its operations to buildings and other improvements now on the leased premises, and to timber and growing crops thereon. Lessee shall have the right at any time to remove its fixtures, equipment and materials, including well casing, from the leased premises during the term of this lease or within a reasonable time thereafter. Lessee may lay pipelines, build roads, tanks, power stations, erect telephone and power lines and construct other facilities deemed necessary by Lessee on and over and across the leased premises and other lands owned or claimed by Lessor adjacent and contiguous thereto to produce, save, take care of, treat transport and own products granted by this lease.

     9. OWNERSHIP CHANGES. The interest of either Lessee or Lessee hereunder may be assigned, devised or otherwise transferred in whole or in part by area and/or by depth or horizon, and the rights and obligations of the parties hereunder shall extend to their respective heirs, devisees, executors, administrators, successors, and assigns. No change in Lessor's ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee hereunder, and no change in ownership shall be binding on Lessee until 60 days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee or until Lessor has satisfied the notification requirements contained in Lessee's usual form of division order. In the event the death of any person entitled to shut-in payments hereunder, Lessee may pay or tender such shut-in payments to the credit of decedent or decedent's estate in the depository designated above. If at any time two or more persons are entitled to shut-in payments hereunder, Lessee may pay or tender such shut-in payments to such persons or to the credit in the depository, either jointly or separately in proportion to the interest which each owns. If Lessee transfers its interest hereunder in whole or in part Lessee shall be relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred. If Lessee transfers a full or undivided interest in all or any portion of the area covered by this lease, the obligation to pay or tender shut-in payments hereunder shall be divided between Lessee and the Transferee in proportion to the net acreage interest in this lease then held by each.

     10. BREACH OR DEFAULT. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee hereunder, for a period of at least 90 days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach or default has occurred, this lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after such judicial determination to remedy the breach or default and Lessee fails to do so.

     11. WARRANTY OF TITLE. Lessor hereby warrants and agrees to defend title conveyed to Lessee hereunder, and agrees that Lessee at Lessee's option nay pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased premises. If Lessee exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made, and, In addition to its other rights, may reimburse itself out of any royalties, or shut-in payments otherwise payable to Lessor hereunder. In the event Lessee is made aware of any claim inconsistent with Lessor's title, Lessee may suspend the payment of royalties and shut-in payments hereunder, without interest until Lessee has been furnished satisfactory evidence that such claim has been resolved. Lessee shall have the right to accept leases or conveyances from others owning or claiming to own interests in the leased premises or covered hereby adverse to the rights of Lessor herein. Should Lessee become involved in any dispute or litigation arising out of any claim adverse to the title of Lessor to said leased premises, Lessee may recover from Lessor its reasonable and necessary expenses and attorney fees incurred in such dispute or litigation, with the right to apply royalties accruing hereunder toward satisfying said expenses and attorney fees.

     12. REGULATION AND DELAY. Lessee's obligations under this Lease, whether express or implied, shall be subject to all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction including restrictions on the drilling and production of wells, and the price of oil, gas and other substances covered hereby. When drilling, reworking, production or other operations are prevented or delayed or interrupted by such laws, rules, regulations orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel access or casements, or by fire, flood, adverse weather conditions, war, sabotage, rebellion, insurrection, riot, strike, or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within Lessee's control, this lease shall not terminate because of such prevention, delay or interruption, and shall be maintained in force and effect for so long as such force majeure continues, and for 60 days thereafter, or so long as this lease is maintained in force by some other provisions thereof, whichever is the later date. Lessee shall not be liable for breach of any express of implied covenants of this lease when drilling, production or other operations are so prevented, delayed or interrupted.

     13. EXECUTION. This lease may be signed in any number of counterparts, each of which shall be binding upon all who execute same, whether or not all parties named in the caption hereof execute this lease. Should any one or more of the parties named herein as Lessor fall to execute this lease, it shall nevertheless be binding on the party or parties who execute the same, and additional parties may execute this lease as Lessor, and this lease shall be binding on each party executing the same notwithstanding that such party is named herein as Lessor, and all of the provisions of this lease shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, this LEASE is executed to be effective as of the date entered into, but upon execution shall be binding on the signatory and the signatory's heirs, devisees, executors, administrators, successors and assigns.



-------------------------------------
Lessor

                     ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF ___________

     The foregoing instrument was acknowledged before me this ___ day of ___________, 20__ by ____________________



                                           --------------------------------
                                           Notary of Public, State of Texas

                                   EXHIBIT "C"

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED JUNE 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

                              ACCOUNTING PROCEDURE

                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1. DEFINITIONS:

     1.1 The term "Contract Operator" shall mean a designated oil and gas operator whose role is to conduct operations necessary for proper development, operation, protection and maintenance of the AMI in the Joint Property as herein below defined.

     1.2 "Joint Property" shall mean the real and personal property relating to the oil and/or gas well(s) within the AMI that is the subject of this agreement to which this Accounting Procedure is attached.

     1.3 "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     1.4 "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     1.5 The term "Manager of the AMI" shall mean reciprocally, MontCrest Energy, Inc., a Non-Operator, who shall oversee supervision and management of the Area of Mutual necessary for development, operation, protection and maintenance of the Area of Mutual Interest.

     1.6 The term "Manager of Operations" shall mean Black Strata, LLC engaged by MontCrest Energy, Inc. for the purpose of overall supervision and management of the oil and/or gas well(s) within the AMI for development, operation, protection and maintenance of the oil and/or gas well(s) within the AMI.

     1.7 The term "Non-Operators" shall mean the Parties to this agreement other than the Contract Operator and Manger of Operations and includes, without limitation MontCrest Energy, Inc., and any working interest holder in the AMI in the Joint Property.

     1.8 "Parties" shall mean the parties to this agreement including Contract Operator, Manger of Operations and Non-Operators.

     1.9 "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     1.10 "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     1.11   "Personal   Expenses"   shall  mean  travel  and  other   reasonable
reimbursable expenses of Operator's employees.

     1.12 "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

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     1.13  "Controllable  Material"  shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

2. STATEMENT AND BILLINGS:

     The Manager of the AMI shall bill Non-Operators, based upon data timely provided by the Manger of Operations and Contract Operator, on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. ADVANCES AND PAYMENTS BY NON-OPERATORS:

     3.1 Unless otherwise provided for in the agreement, Manager of Operations may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. The Manager of Operations shall adjust each monthly billing to reflect advances received from the Non-Operators.

     3.2 Each Non-Operator  shall pay its proportion of all bills within fifteen
(15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at West Side
Bank & Trust, Fort Worth, Texas on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. ADJUSTMENTS:

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by the Manager of Operations during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.A.

5. AUDITS:

     5.1 A Non-Operator, upon notice in writing to the Manager of the AMI, the Manger of Operations and Contract Operator, shall have the right to audit the Manager of the AMI' accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Manager of the AMI. The Manager of the AMI shall bear no portion of the

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Non-Operators'  audit cost incurred under this paragraph unless agreed to by the
Manager of the AMI. The audits shall not be conducted more than once each year without prior approval of the Manager of the AMI, and shall be made at the expense of those Non-Operators approving such audit.

     5.2 The Manager of the AMI shall reply in writing to an audit report within 180 days after receipt of such report.

6. APPROVAL BY NON-OPERATORS:

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Manager of the AMI shall notify all Non-Operators of Manager of the AMI's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

The Manager of the AMI shall charge the Joint Account with the following items:

1. ECOLOGICAL AND ENVIRONMENTAL:

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

1. RENTALS AND ROYALTIES:

     Lease rentals and royalties paid by the Contract Operator for the Joint Operations.

2. LABOR:

     2.1

     (a) Salaries and wages of Contract Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

     (b)  Salaries of First level Supervisors in the field.

     (c) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

     (d) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

     2.2 Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3.1 and 3.2 of this Section II.

     2.3 Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3.1 and 3.2 of this Section 11.

3. MATERIAL

     Material purchased or furnished by the Manager of Operations or Contract Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be

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required for  immediate  use and is reasonably  practical  and  consistent  with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4. TRANSPORTATION

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     4.1 If Material is moved to the Joint Property from the either the Manager of Operations or Contract Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     4.2 If surplus Material is moved to either the Manager of Operations or Contract Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to either the Manager of Operations or Contract Operator unless agreed to by the Parties.

     4.3 In the application of subparagraphs 5.1 and 5.2 above, the option to equalize or charge actual trucking cost is available when the actual charge is $700 or less excluding accessorial charges. The $700 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

5. SERVICES:

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section 111. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties. NO COST OF OUTSIDE PROFESSIONAL CONSULTANT OR CONTRACT SERVICES ARE COVERED IN THE OVERHEAD RATES.

6.  EQUIPMENT  AND  FACILITIES  FURNISHED BY MANAGER OF  OPERATIONS  OR CONTRACT
OPERATOR:

The Manager of Operations or Contract Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed Ten percent (10%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

7. DAMAGES AND LOSSES TO JOINT PROPERTY:

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire. flood, storm, theft, accident, or other cause, except those resulting from The Manager of Operations or Contract Operator's gross negligence or willful misconduct. The Manager of Operations or Contract Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by The Manager of Operations or Contract Operator.

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8. LEGAL EXPENSE:

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of the Manager of the AMI, the Manager of Operations or Contract Operator's legal staff or fees or expenses of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

9. TAXES:

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production there from, and which taxes have been paid by the Contract Operator for the benefit of the Parties, If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

10. INSURANCE

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Contract Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Contract Operator may, at its election, include the risk under its self-insurance program and in that event, Contract Operator shall include a charge at Contract Operator's cost not to exceed manual rates.

11. ABANDONMENT and RECLAMATION

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

12. COMMUNICATIONS

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are The Manager of Operations or Contract Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

13. OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                  III. OVERHEAD

1. OVERHEAD - DRILLING AND PRODUCING OPERATIONS

     i) As compensation for administrative, supervision, office services and warehousing costs, the Manager of Operations or Contract Operator shall charge drilling and producing operations on a Fixed Rate Basis, Paragraph 1.1, or Unless otherwise agreed to by the Parties, such

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
          charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3.1,
          Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     ii) The salaries, wages and Personal Expenses of Technical Employees AND FIRST LEVEL SUPERVISORS and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property shall not be covered by the overhead rates.

     iii) The salaries, wages and Personal Expenses of Technical Employees AND FIRST LEVEL SUPERVISORS and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property shall not be covered by the overhead rates.

1.1 Overhead - Fixed Rate Basis

     (a) The Manager of Operations or Contract Operator shall charge the Joint Account at the following rates per well per month:

          Drilling Well Rate              $10,000.00

          (Prorated for less than a full month)

          Producing Well Rate             $850.00


     (b)  Application of Overhead - Fixed Rate Basis shall be as follows:

1.2 Drilling Well Rate

     (a) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

     (b) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

1.3 Producing Well Rates

     (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

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     (b)  Each active completion in a  multi-completed  well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

     (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

     (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

     (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

     (f) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use. Plus or minus the computed adjustment.

2. OVERHEAD - MAJOR CONSTRUCTION

To compensate The Manager of Operations or Contract Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, The Manager of Operations or Contract Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $10,000:

     A.   5% of first $100,000 or total cost if less, plus

     B.   3% of costs in excess of $100,000 but less than $1,000,000, plus

     C.   1% of costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3. CATASTROPHE OVERHEAD

To compensate the Manager of Operations or Contract Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to

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the   equivalent   condition  that  existed  prior  to  the  event  causing  the expenditures. Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     A.   5% of total costs through $100,000; plus

     B.   3% of total costs in excess of $100,000 but less than $1,000,000; plus

     C.   1% of total costs in excess of $l,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4. AMENDMENT of RATES:

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

         IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND
                                  DISPOSITIONS

The Manager of Operations or Contract Operator is responsible for Joint Account Material and shall make provide data relating thereto to the Manager of the AMI for proper and timely charges and credits for all Material movements affecting the Joint Property. The Manager of Operations or Contract Operator shall provide all Material for use on the Joint Property; however, at the Manager of the AMI's option, such Material may be supplied by the Manager of the AMI or a designee of the Manager of the AMI. The Manager of Operations or Contract Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to the Manager of Operations or Contract Operator or Non-Operator, division in kind, or sale to outsiders. The Manager of Operations or Contract Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Manager of Operations or Contract Operator shall be agreed to by the Parties.

1. PURCHASES:

Material purchased shall be charged at the price paid by the Manager of Operations or Contract Operator plus 10% after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Manager of Operations or Contract Operator.

2. TRANSFERS AND DISPOSITIONS:

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Manager of Operations or Contract Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

2.1 New Material(Condition A)Tubular Goods Other than Line Pipe

     (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000

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          pound or 90,000  pound  rail  rate may be used.  Freight  charges  for
          tubing  will  be  calculated   from  Lorain,   Ohio  and  casing  from
          Youngstown, Ohio.

     (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

     (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

     (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of- stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

2.2 Line Pipe

     (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

     (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

     (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

     (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

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2.3 Other Material  shall be priced at the current new price,  in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

2.4 Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

2.5 Good Used Material (Condition B) Material in sound and serviceable condition and suitable for reuse without reconditioning:

     (a) Material moved to the Joint Property At seventy-five percent (75%) of current new prices determined by Paragraph 1.

     (b)  Material used on and moved from the Joint Property.

          (i) At seventy-five percent (75%) of current new price, as determined by Paragraph 1, if Material was originally charged to the Joint Account as new Material or

          (ii) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

2.6 Material not used on and moved from the Joint Property At seventy-five percent (75%) of current new price as determined by Paragraph A. The cost of reconditioning, if any, shall be absorbed by the transferring property.

3. Other Used Material

3.1 Condition C: Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

3.2 Condition D: Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. The Manager of Operations or Contract Operator may dispose of Condition D Material under procedures normally used by the Manager of Operations or Contract Operator without prior approval of Non-Operators.

     (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing. tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

     (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a no upset basis.

3.3 Condition E:Junk shall be priced at prevailing prices. The Manager of Operations or Contract Operator may dispose of Condition E Material under procedures normally utilized by the Manager of Operations or Contract Operator without prior approval of Non-Operators.

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3.4 Obsolete  Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

3.5 Pricing Conditions

     (a) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25c) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in
          Section III, Paragraph l-A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

     (b) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

4. PREMIUM PRICES:

Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Manager of Operations or Contract Operator has no control, the Manager of Operations or Contract Operator may charge the Joint Account for the required Material at the Manager of Operations or Contract Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Non-Operator within ten days after receiving notice from the Manager of Operations or Contract Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to the Manager of Operations or Contract Operator.

5.  WARRANTY OF MATERIAL  FURNISHED  BY THE  MANAGER OF  OPERATIONS  OR CONTRACT
OPERATOR:

The Manager of Operations or Contract Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by the Manager of Operations or Contract Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Manager of Operations or Contract Operator shall maintain detailed records of Controllable Material.

1. PERIODIC INVENTORIES, NOTICE AND REPRESENTATION:

At reasonable intervals, inventories shall be taken by the Manager of the AMI, the Manager of Operations or Contract Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by the Manager of the AMI, the Manager of Operations or Contract Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by the Manager of the AMI, the Manager of Operations or Contract Operator.

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2. RECONCILIATION AND ADJUSTMENT OF INVENTORIES

RECONCILIATION OF INVENTORY WITH THE JOINT ACCOUNT SHALL BE MADE, AND A LIST OF COVERAGES AND SHORTAGES SHALL BE FURNISHED TO THE NON-OPERATORS. INVENTORY ADJUSTMENTS SHALL BE MADE BY THE MANAGER OF OPERATIONS OR CONTRACT OPERATOR WITH THE JOINT ACCOUNT FOR SUCH OVERAGES AND SHORTAGES, BUT THE MANAGER OF OPERATIONS OR CONTRACT OPERATOR SHALL BE HELD ACCOUNTABLE TO NON-OPERATORS ONLY FOR SHORTAGES DUE TO LACK OF REASONABLE DILIGENCE IN FOLLOWING USUAL OIL FIELD PRACTICES IN THE AREA.

3. SPECIAL INVENTORIES:

Special inventories may be taken whenever there is any sale, change of interest, or CHANGE of the Manager of the AMI, the Manager of Operations or Contract Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Contract Operator, all Parties shall be governed by such inventory.

4. EXPENSE OF CONDUCTING INVENTORIES:

4.1 The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

4.2 The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Contract Operator shall be charged to the Joint Account.






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                                   EXHIBIT "D"

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED JUNE 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

                              INSURANCE PROVISIONS

Contract Operator shall carry the following minimum amount of insurance with respect to Unit Operations:

     1. Statutory Workmen's Compensation Insurance as may be required in the state or states where work under this agreement, or activities relative thereto, will be performed, plus Workmen's Compensation Insurance as may be required by Federal law, if applicable, plus Employer's Liability Insurance.

     2.   Public   liability  and  property  damage  insurance  with  limits  of
          $1,000,000 for each occurrence.

     3. Automobile public liability and property damage insurance with limits of $1,000,000 combined single limit.

All insurance coverage required hereby shall be carried at the joint expense and for the benefit of the Working Interest Owners. Premiums for automobile public liability and property damage insurance on Unit Contract Operator's fully owned equipment shall not be charged directly to the joint account, but will be covered by the flat rate charged assessed for the use of such equipment. Unit Contact Operator will not carry fire, windstorm or explosion insurance covering Unit Operations or Unit Equipment.

Contractors and subcontractors will be required to carry insurance of the same types as hereinabove specified and in such amount as deemed necessary by Working Interest Owners.

If the parties hereto or any of them shall insure their respective risks beyond the specific limits of insurance required hereunder to be carried by the Unit Contract Operator, the benefits of such insurance shall inure to the parties procuring and maintaining the same, respectively, and the cost of such insurance shall be borne by such parties, respectively, without reimbursement one from the other and without entering into any accounting hereunder.

     INSURANCE ON FILE AT BLACK STRATA OFFICE, 320 HEMPHILL ST, FORT WORTH
                  TEXAS 76104, AND CAN BE REVIEWED AT ANY TIME




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                                   EXHIBIT "E"

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED JUNE 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

              GAS BALANCING AGREEMENT ("AGREEMENT")

1. DEFINITIONS: The following definitions shall apply to this Agreement:

     1.01 "Arm's Length Agreement" shall mean any gas sales agreement with an unaffiliated purchaser or any gas sales agreement with an affiliated purchaser where the sales price and delivery conditions under such agreement are representative of prices and delivery conditions existing under other similar agreements in the area between unaffiliated parties at the same time for natural gas of comparable quality and quantity.

     1.02 "Balancing Area" shall mean all the acreage and depths subject to AMI in this Operating Agreement.

     1.03 "Full Share of Current Production" shall mean the Percentage Interest of each Party in the Gas actually produced from the Balancing Area during each month.

     1.04 "Gas" shall mean all hydrocarbons produced or producible from the Balancing Area, whether from a well classified as an oil well or gas well by the regulatory agency having jurisdiction in such matters, which are or may be made available for sale or separate disposition by the Parties, excluding oil, condensate and other liquids recovered by field equipment operated for the joint account. "Gas" does not include gas used in joint operations, such as for fuel, recycling or reinjection, or which is vented or lost prior to its sale or delivery from the Balancing Area.

     1.05 "Makeup Gas" shall mean any Gas taken by an Under produced Party from the Balancing Area in excess of its Full Share of Current Production, whether pursuant to Section 3.3 or Section 4.1 hereof.

     1.06 "Mcf" shall mean one thousand cubic feet. A cubic foot of Gas shall mean the volume of gas contained in one cubic foot of space at a standard pressure base and at a standard temperature base.

     1.07 "MMBtu" shall mean one million British Thermal Units. A British Thermal Unit shall mean the quantity of heat required to raise one pound avoirdupois of pure water from 58.5 degrees Fahrenheit to 59.5 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

     1.08 "Contract Operator" shall mean the individual or entity designated under the terms of the Operating Agreement or, in the event this Agreement is not employed in connection with an operating agreement, the individual or entity designated as the contract operator of the well(s) located in the Balancing Area.

     1.09 "Overproduced Party" shall mean any Party having taken a greater quantity of Gas from the Balancing Area than the Percentage interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     1.10 "Overproduction" shall mean the cumulative quantity of Gas taken by a Party in excess of its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

     1.11 "Party" shall mean those individuals or entities subject to this Agreement, and their respective heirs, successors, transferees and assigns.

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
     1.12 "Percentage Interest" shall mean the percentage or decimal interest of each Party in the Gas produced from the Balancing Area pursuant to the Operating Agreement covering the Balancing Area.

     1.13 "Royalty" shall mean payments on production of Gas from the Balancing Area to all owners of royalties, overriding royalties, production payments or similar interests.

     1.14 "Under Produced Party" shall mean any Party having taken a lesser quantity of Gas from the Balancing Area than the Percentage Interest of such Party in the cumulative quantity of all Gas produced from the Balancing Area.

     1.15 "Underproduction" shall mean the deficiency between the cumulative quantity of Gas taken by a Party and its Percentage Interest in the cumulative quantity of all Gas produced from the Balancing Area.

2. BALANCING AREA:

     2.1 If this Agreement covers more than one Balancing Area, it shall be applied as if each Balancing Area were covered by separate but identical agreements. All balancing hereunder shall be on the basis of Gas taken from the Balancing Area measured in MCF's.

     2.2 In the event that all or part of the Gas deliverable from a Balancing Area is or becomes subject to one or more maximum lawful prices, any Gas not subject to price controls shall be considered as produced from a single Balancing Area and Gas subject to each maximum lawful price category shall be considered produced from a separate Balancing Area.

3. RIGHT OF PARTIES TO TAKE GAS:

     3.1 Each Party desiring to take Gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, the name of the transporting pipeline and the pipeline contract number (if available) and meter station relating to such delivery, sufficiently in advance for the Operator, acting with reasonable diligence, to meet all nomination and other requirements. Operator is authorized to deliver the volumes so nominated and confirmed (if confirmation required) transporting pipeline in accordance with the terms

     3.2 Each Party shall make a reasonable, good faith effort to take its Full Share of Current Production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production.

     3.3 When a Party fails for any reason to take its Full Share of Current Production (as such Share may be reduced by the right Of the other Parties to make up for Underproduction as provided herein), the other Parties shall be entitled to take any Gas which such Party fails to take. To the extent practicable, such Gas shall be made available initially to each under produced Party in the proportion that it's Percentage Interest in the Balancing Area bears to the total Percentage Interests of all Under produced Parties desiring to take such Gas. If all such Gas is not taken by the Under produced Parties, the portion not taken shall then be made available to the other Parties in the proportion that their respective
     Percentage Interests in the Balancing Area bear to the total Percentage Interests of such Parties.

     3.4 All Gas  taken by a Party in  accordance  with the  provisions  of this
     Agreement,   regardless  of  whether  such  Party  is  under   produced  or

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     overproduced, shall be regarded as Gas taken for its own account with title thereto being in such taking Party.

     3.5 Notwithstanding the provisions of Section 3.3 hereof, no Overproduced Party shall be entitled in any month to take any Gas in excess of three hundred percent (300%) of its Percentage interest of the Balancing Area's then-current Maximum Monthly Availability; provided, however, that this limitation shall not apply to the extent that it would preclude production that is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain oil production. "Maximum Monthly Availability" shall mean the maximum average monthly rate of production at which Gas can be delivered from the Balancing Area, as determined by the Operator, considering the maximum efficient well rate for each well within the Balancing Area, the maximum allowable(s) set by the appropriate regulatory agency, mode of operation, production facility capabilities and pipeline pressures.

4. IN-KIND BALANCING:

     4.1 Effective the first day of any calendar month following at least thirty
     (30) days' prior written notice to the Manager of Operations or Contract Operator, any Under Produced Party may begin taking, in addition to its Full Share of Current Production and any Makeup Gas taken pursuant to
     Section 3.3 of this Agreement, a share of current production determined by multiplying twenty-five percent (25%)of the Full Shares of Current Production of all Overproduced Parties by a fraction, the numerator of which is the Percentage Interest of such Under Produced Party and the denominator of which is the total of the Percentage Interests of all Under Produced Parties desiring to take Makeup Gas. In no event will an Overproduced Party be required to provide more than twenty-five percent (25%) of its Full Share of Current Production for Makeup Gas. The Manager of Operations or Contract Operator will promptly notify all Overproduced Parties of the election of an Under Produced Party to begin taking Makeup Gas. See Section 14 for additional provisions.

     4.2 Notwithstanding any other provision of this Agreement, at such time and for so long as Contract Operator, or(insofar as concerns production by the Contract Operator) any Under Produced Party, determines in good faith that an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area, such Overproduced Party may be required to make available for Makeup Gas, upon the demand of the Contract Operator or any Under Produced Party, up to one-hundred percent (100%) of such Overproduced Party's Full Share of Current Production.

5. STATEMENT OF GAS BALANCES:

     5.1 The Contract Operator will maintain appropriate accounting on a monthly and cumulative basis of the volumes of Gas that each Party is entitled to receive and the volumes of Gas actually taken or sold for each Party's account. Within five (5) days of receipt Contract Operator shall give said receipt to the Manager of Operations. Within thirty (30) days after the month of production, the Contract Operator will furnish a statement for such month showing (1)each Party's Full Share of Current Production,(2)the total volume of Gas actually taken or sold for each Party's account, (3) the difference between the volume taken by each Party and that Party's Full Share of Current Production,(4)the Overproduction or Underproduction of each Party, and (5) other data as recommended by the provisions of the Council of Petroleum Accountants Societies Bulletin No. 24, as amended or supplemented hereafter. Each Party taking Gas will promptly provide to the Contract Operator any data required by the Contract Operator for preparation of the statements required hereunder.

     5.2 If any Party fails to provide the data required herein for four (4) consecutive production months, the Contract Operator, or where the Contract

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
     Operator has failed to provide data, another Party, may audit the production and Gas sales and transportation volumes of the non-reporting Party to provide the required data. Such audit shall be conducted only after reasonable notice and during normal business hours in the office of the Party whose records are being audited. All costs associated with such audit will be charged to the account of the Party failing to provide the required data.

6. PAYMENTS ON PRODUCTION:

     6.1 Each Party taking Gas shall pay or cause to be paid all production and severance taxes due on all volumes of Gas actually taken by such Party.

     6.2 ENTITLEMENTS: Each Party shall pay or cause to be paid all Royalty due with respect to Royalty owners to whom it is accountable as if such Party were taking its Full Share of Current Production, and only its Full Share of Current Production.

     6.3 In the event that any governmental authority requires that Royalty payments be made on any other basis than that provided for in this Section 6, each Party agrees to make such Royalty payments accordingly, commencing on the effective date required by such governmental authority, and the method provided for herein shall be thereby superseded.

7. CASH SETTLEMENTS:

     7.1 Upon the earlier of the plugging and abandonment of the last producing interval in the Balancing Area, the termination of the Operating Agreement or any pooling or unit agreement covering the Balancing Area, or at any time no Gas is taken from the Balancing Area for a period of twelve (12) consecutive months, any Party may give written notice calling for cash settlement of the Gas production imbalances among the Parties. Such notice shall be given to all Parties in the Balancing Area.

     7.2 Within sixty (60) days after the notice calling for cash settlement under Section 7.1, the Contract Operator will distribute to each Party a Final Gas Settlement Statement detailing the quantity of Overproduction owed by each Overproduced Party to each Under Produced Party pursuant to the methodology set out in Section 7.4.

     7.3 (DIRECT PARTY-TO-PARTY SETTLEMENT) Within sixty (60) days after receipt of the Final Gas Settlement Statement, each Overproduced Party will pay to each Under Produced Party entitled to settlement the appropriate cash settlement, accompanied by appropriate accounting detail. At the time of payment, the Overproduced Party will notify the Contract Operator of the Gas imbalance settled by the Overproduced Party's payment.

     7.4 (MOST RECENT SALES BASIS) The amount of the cash settlement will be based on the proceeds received by the Overproduced Party under an Arm's Length Agreement for the volume of Gas that constituted Overproduction by the Overproduced Party from the Balancing Area. For the purpose of implementing the cash settlement provision of the Section 7, an Overproduced Party will not be considered to have produced any of an Under Produced Party's share of Gas until the Overproduced Party has produced cumulatively all of its Percentage Interest share of the Gas ultimately produced from the Balancing Area.

     7.5 The values used for calculating the cash settlement under Section 7.4 will include all proceeds received for the sale of the Gas by the Overproduced Party calculated at the Balancing Area, after deducting any production or severance taxes paid and any Royalty actually paid by the Overproduced Party to an Under Produced Party's Royalty owner(s), to the extent said payments amounted to a discharge of said Under Produced Party's

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     Royalty  obligation,  as well  as any  reasonable  marketing,  compression, treating, gathering or transportation costs incurred directly in connection with the sale of the Overproduction.

     7.5.1 (FOR VALUATION UNDER PERCENTAGE OF PROCEEDS CONTRACTS) For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

     7.5.2 (VALUATION FOR PROCESSED GAS) For Over production processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted there from prior to sale.

     7.6 To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Balancing Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

     7.7 Interest compounded at the rate of nine percent (9%) per annum or the maximum lawful rate of interest applicable to the Balancing Area, whichever is less, will accrue for all amounts due under Section 7.1 beginning the first day following the date payment is due pursuant to Section 7.3. Such interest shall be borne by the Contract Operator or any Overproduced Party in the proportion that their respective delays beyond the deadlines set out in Sections 7.2 and 7.3 contributed to the accrual of the interest.

     7.8 In lieu of the cash settlement required by Section 7.3, an Overproduced Party may deliver to the Under Produced Party an offer to settle its Overproduction in-kind and at such rates, quantities, times and sources as may be agreed upon by the Under Produced Party. If the Parties are unable to agree upon manner in which such in-kind settlement gas will be furnished within sixty (60) days after the Overproduced Party's offer to settle in kind, which period may be extended by agreement of said Parties, the Overproduced Party shall make a cash settlement as provided in Section 7.3. The making of an in-kind settlement offer under this Section 7.8 will not delay the accrual of interest on the cash settlement should the Parties fail to reach agreement on an in-kind settlement.

     7.9 (FOR BALANCING AREAS SUBJECT TO FEDERAL PRICE REGULATION) That portion of any monies collected by an Overproduced Party for Overproduction which is subject to refund by orders of the Federal Energy Regulatory Commission or other governmental authority may be withheld by the Overproduced Party until such prices are fully approved by such governmental authority, unless the Under Produced Party furnishes a corporate undertaking, acceptable to the Overproduced Party, agreeing to hold the Overproduced Party harmless from financial loss due to refund orders by such governmental authority.

     7.10 (INTERIM CASH BALANCING) At any time during the term of this Agreement, any Overproduced Party may, in its sole discretion, make cash settlement(s) with the Under Produced Parties covering all or part of its outstanding Gas imbalance, provided that such settlements must be made with all Under Produced Parties proportionately based on the relative imbalances of the Under Produced Parties, and provided further that such settlements

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     may not be made more often than once every  twenty-four  (24) months.  Such settlements will be calculated in the same manner provided above for final cash settlements. The Overproduced Party will provide Contract Operator a detailed accounting of any such cash settlement within thirty (30) days after the settlement is made.

8. TESTING:

Not withstanding any provision of this Agreement to the contrary, any Party shall have the right, from time to time, to produce and take up to one hundred percent (100%) of a well's entire Gas stream to meet the reasonable deliverability test(s) required by such Party's Gas purchaser, and the right to take any Makeup Gas shall be subordinate to the right of any Party to conduct such tests; provided, however, that such tests shall be conducted in accordance with prudent operating practices only after thirty (30) days' prior written notice to the Manager of Operations or Contract Operator and shall last no longer than seventy-two (72) hours.

9. OPERATING COSTS:

Nothing in this Agreement shall change or affect any Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on or in connection with the Balancing Area, as its share thereof is set forth in the Operating Agreement, irrespective of whether any Party is at any time selling and using Gas or whether such sales or use are in proportion to its Percentage Interest in the Balancing Area.

10. LIQUIDS:

The Parties shall share proportionately in and own all liquid hydrocarbons recovered with Gas by field equipment operated for the joint account in accordance with their Percentage Interests in the Balancing Area.

11. AUDIT RIGHTS:

Not withstanding any provision in this Agreement or any other agreement between the Parties hereto, and further notwithstanding any termination or cancellation of this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under Section 5 or 7 hereof is supplied, any Party shall have the right to audit the records of any other Party regarding quantity, including but not limited to information regarding Btu-content. Any Under produced Party shall have the right for a period of two
(2) years from the end of the calendar year in which any cash settlement is received pursuant to Section 7 to audit the records of any Overproduced Party as to all matters concerning values, including but not limited to information regarding prices and disposition of Gas from the Balancing Area. Any such audit shall be conducted at the expense of the Party or Parties desiring such audit, and shall be conducted, after reasonable notice, during normal business hours in the office of the Party whose records are being audited. Each Party hereto agrees to maintain records as to the volumes and prices of Gas sold each month and the volumes of Gas used in its own operations, along with the Royalty paid on any such Gas used by a Party in its own operations. The audit rights provided for in this Section 11 shall be in addition to those provided for in Section 5.2 of this Agreement.

12. MISCELLANEOUS:

     12.1 As between the Parties, in the event of any conflict between the provisions of this Agreement and the provisions of any gas sales contract, or in the event of any conflict between the provisions of this Agreement and the provisions of the Operating Agreement, the provisions of this Agreement shall govern.

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     12.2 Each Party  agrees to defend,  indemnify  and hold  harmless all other
     Parties from and against any and all liability for any claims, which may be asserted by any third party which now or hereafter stands in a contractual relationship with such indemnifying Party and which arise out of the operation of this Agreement or any activities of such indemnifying Party under the provisions of this Agreement, and does further agree to save the other Parties harmless from all judgments or damages sustained and costs incurred in connection therewith.

     12.3 Except as otherwise provided in this Agreement, the Manager of Operations or Contract Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other Parties for losses sustained or liability incurred which arise out of or in connection with the performance of Contract Operator's duties hereunder, except such as may result from Contract Operator' gross negligence or willful misconduct. Contract Operator shall not be liable to any Under Produced Party for the failure of any Overproduced Party, (other than Contract Operator) to pay amounts owed pursuant to the terms hereof.
     12.4 This Agreement shall remain in full force and effect for as long as the Operating Agreement shall remain in force and effect as to the Balancing Area, and thereafter until the Gas accounts between the Parties are settled in full, and shall inure to the benefit of and be binding upon the Parties hereto, and their respective heirs, successors, legal representatives and assigns, if any. The Parties hereto agree to give notice of the existence of this Agreement to any successor in interest of any such Party and to provide that any such successor shall be bound by this Agreement, and shall further make any transfer of any interest subject to the Operating Agreement, or any part thereof, also subject to the terms of this Agreement.

     12.5 Unless the context clearly indicates otherwise, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

     12.6 In the event that any "Optional" provision of this Agreement is not adopted by the Parties to this Agreement by a typed printed or handwritten indication, such provision shall not form a part of this Agreement, and no inference shall be made concerning the intent of the Parties in such event. In the event that any "Alternative" provision of this Agreement is not so adopted by the Parties, Alternative 1 in each such instance shall be deemed to have been adopted by the Parties as a result of any such omission. In those cases where it is indicated that an Optional provision may be used only if a specific Alternative is selected: (i) an election to include said Optional provision shall not be effective unless the Alternative in question is selected; and (ii) the election to include said Optional provision must be expressly indicated hereon, it being understood that the selection of an Alternative either expressly or by default as provided herein shall not, in and of itself, constitute an election to include an associated Optional provision.

     12.7 This Agreement shall bind the Parties in accordance with the provisions hereof, and nothing herein shall be construed or interpreted as creating any rights in any person or entity not a signatory hereto, or as being a stipulation in favor of any such person or entity.

     12.8 If contemporaneously with this Agreement becoming effective, or thereafter, any Party requests that any other Party execute an appropriate memorandum or notice of this Agreement in order to give third parties notice of record of same and submits same for execution in recordable form, such memorandum or notice shall be duly executed by the Party to which such request is made and delivered promptly thereafter to the Party making the request. Upon receipt, the Party making the request shall cause the memorandum or notice to be duly recorded in the appropriate real property or other records affecting the Balancing Area.

     12.9 In the event Internal Revenue Service regulations require a uniform method of computing taxable income by all Parties, each Party agrees to compute and report income to the Internal Revenue Service (select one) [ ]

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
     as if such Party were taking its Full Share of Current Production during each relevant tax period in accordance with such regulations, insofar as same relate to entitlement method tax computations; or |X| based on the quantity of Gas taken for its account in accordance with such regulations, insofar as some relate to sales method tax computations.

13. ASSIGNMENT AND RIGHTS UPON ASSIGNMENT:

     13.1 Subject to the provisions of Sections 13.2 (if elected) and 13.3 hereof, and notwithstanding anything in this Agreement or in the Operating Agreement to the contrary, if any Party assigns (including any sale, exchange or other transfer) any of its working interest in the Balancing Area when such Party is an Under produced or Overproduced Party, the assignment or other act of transfer shall, insofar as the Parties hereto are concerned, include all interest of the assigning or transferring Party in the Gas, all rights to receive or obligations to provide or take Makeup Gas and all rights to receive or obligations to make any monetary payment which may ultimately be due hereunder, as applicable. The Manager of Operations or Contract Operator and each of the other Parties hereto shall thereafter treat the assignment accordingly, and the assigning or transferring Party shall look solely to its assignee or other transferee for any interest in the Gas or monetary payment that such Party may have or to which it may be entitled, and shall cause its assignee or other transferee to assume its obligations hereunder.

     13.2 (CASH SETTLEMENT UPON ASSIGNMENT) Notwithstanding anything in this Agreement (including but not limited to the provisions of Section 13.1 hereof) or in the Operating Agreement to the contrary, and subject to the provisions of Section 13.3 hereof, in the event an Overproduced Party intends to sell, assign, exchange or otherwise transfer any of its interest in a Balancing Area, such Overproduced Party shall notify in writing the other working interest owners who are Parties hereto in such Balancing Area of such fact at least thirty (30) days prior to closing the transaction. Thereafter, any Under Produced Party may demand from such Overproduced Party in writing, within fifteen (15) days after receipt of the Overproduced Party's notice, a cash settlement of its Underproduction from the Balancing Area. The Contract Operator shall be notified of any such demand and of any cash settlement pursuant to this Section 13, and the Overproduction and Underproduction of each Party shall be adjusted accordingly. Any cash settlement pursuant to this Section 13 shall be paid by the Overproduced Party on or before the earlier to occur (i) of sixty
     (60) days after receipt of the Under Produced Party's demand or (ii) at the closing of the transaction in which the Overproduced Party sells, assigns, exchanges or otherwise transfers its interest in a Balancing Area on the same basis as otherwise set forth in Sections 7.3 through 7.6 hereof, and shall bear interest at the rate set forth in Section 7.7 hereof, beginning sixty (60)days after the Overproduced Party's sale, assignment, exchange or transfer of its interest in the Balancing Area for any amounts not paid. Provided, however, if any Under Produced Party does not so demand such cash settlement of its Underproduction from the Balancing Area, such Under Produced Party shall look exclusively to the assignee or other successor in interest of the Overproduced Party giving notice hereunder for the satisfaction of such Under Produced Party's Under production in accordance with the provisions of Section 13.1 hereof.

     13.3 The provisions of this Section 13 shall not be applicable in the event any Party mortgages its interest or disposes of its interest by merger, reorganization, consolidation or sale of substantially all of its assets to a subsidiary or parent company, or to any company in which any parent or subsidiary of such Party owns a majority of the stock of such company.

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14. OTHER PROVISIONS:

     14.1 The election of an under produced party to commence taking makeup gas under the provisions of Article 4, hereof, shall remain in effect until such under-produced party gives Contract Operator thirty (30) days notice of its election to cease taking makeup gas, or until such party's underproduction is eliminated, whichever first occurs. In the event an under-produced party provides notice to the Contract Operator of its intent to cease taking makeup gas, such under-produced party shall not thereafter be allowed to request makeup gas again until one (1) year from last day of the month in which they last took makeup gas. This section does not apply to permanent overproduction situations. Please see section 4.3 regarding situations where an Overproduced Party has produced all of its share of the ultimately recoverable reserves in the Balancing Area.

15. COUNTERPARTS

This Agreement may be executed in counterparts, each of which when taken with all other counterparts shall constitute a binding agreement between the Parties hereto; provided, however, that if a Party or Parties owning a Percentage Interest in the Balancing Area equal to or greater than a _____________________ percent (_____%) therein fail(s) to execute this Agreement on or before ____________________, this Agreement shall not be binding upon any Party and shall be of no further force and effect.

IN WITNESS WHEREOF, this agreement shall be Effective as of the 8th day of JUNE, 2012.

                                   MANAGER OF THE AMI
                                   MontCrest Energy, Inc.


                                   /s/ John Forrest
                                   ---------------------------------
                                   By: John Forrest
                                   Title: Secretary
                                   Date: JUNE 8, 2012
                                   Tax ID or SSN: 27-0743683

                                   MANAGER OF OPERATIONS
                                   Black Strata, LLC


                                   /s/ Douglas E. Forrest
                                   -----------------------------------
                                   By: Douglas E. Forrest
                                   Title: President, Co-Manager
                                   Date: JUNE 8, 2012
                                   Tax ID or SSN: 26-4605206

                                   NON OPERATOR
                                   Independence Energy Corporation


                                   /s/ Gregory Rotelli
                                   -----------------------------------
                                   By: Gregory Rotelli
                                   Title: CEO, President IDNG
                                   Date: June 8, 2012
                                   Tax ID or SSN:

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                                   EXHIBIT "F"

ATTACHED TO AND MADE A PART OF THAT CERTAIN JOINT OPERATING AGREEMENT DATED JUNE 8th, 2012, BETWEEN MontCrest Energy, Inc., and Black Strata, LLC.

          NON-DISCRIMINATION AND CERTIFICATION OF SEGREGATED FACILITIES

In the performance of its duties under this Agreement, the Operator shall be bound by and comply with all the terms and provisions of Section 202 of Executive Order 11246 of September 24, 1965, to the extent it is applicable, all of which are incorporated herein by reference to the same extent as if fully set forth herein, and shall be bound by and comply with the rules, regulations and relevant orders adopted pursuant to such Executive Order.




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